Exhibit 10.1

FINANCING AGREEMENT

Dated as of August 21, 2019

by and among

KIM INTERNATIONAL CORPORATION AND EACH OF ITS PARENT AND SUBSIDIARIES
LISTED AS A BORROWER ON THE SIGNATURE PAGES HERETO,

as Borrowers,

EACH SUBSIDIARY OF BORROWERS
LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

Monroe Capital Management Advisors, LLC,
as Administrative Agent and Collateral Agent

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SCHEDULE AND EXHIBITS

Schedule 1.01(A)*	Lenders and Lenders' Commitments
Schedule 1.01(B)	Facilities
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(f)	Litigation
Schedule 6.01(i)	ERISA
Schedule 6.01(m)*	Nature of Business
Schedule 6.01(q)	Employee and Labor Matters
Schedule 6.01(r)	Environmental Matters
Schedule 6.01(s)*	Insurance
Schedule 6.01(v)*	Intellectual Property
Schedule 6.01(w)	Material Contracts
Schedule 6.01(cc)*	Credit Card Agreements
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)*	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions
Schedule 8.01*	Cash Management Accounts

*  This schedule (or a portion thereof) has been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted schedule upon request by the Securities and Exchange Commission, provided that we may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for the schedule so furnished.

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of LIBOR Notice
Exhibit E	Form of Borrowing Base Certificate
Exhibit F	Form of Account Debtor Notification Letter
Exhibit G	Form of Compliance Certificate

*  The exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted exhibits upon request by the Securities and Exchange Commission.

FINANCING AGREEMENT

Financing Agreement, dated as of August 21, 2019, by and among KushCo Holdings, Inc., a Nevada corporation (the "Parent" and together with each subsidiary of the Parent listed as a "Borrower" on the signature pages hereto and each other Person that executes a joinder agreement and becomes a "Borrower" hereunder, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (together with each Person that executes a joinder agreement and becomes a "Guarantor" hereunder, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Monroe Capital Management Advisors, LLC, a Delaware limited liability company ("Monroe"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and Monroe, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

RECITALS

The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of a revolving credit facility in an aggregate principal amount not to exceed $35,000,000 at any time outstanding. The proceeds of the loans made under the revolving credit facility shall be used to refinance existing indebtedness of the Borrowers, for general working capital purposes of the Borrowers and to pay fees and expenses related to this Agreement. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

Article I

DEFINITIONS; CERTAIN TERMS

Section 1.01         Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

"Account" means, with respect to any Person, any and all rights of such Person to payment for goods sold or leased and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

"Account Debtor" means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

"Acquisition" means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

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"Action" has the meaning specified therefor in Section 12.12.

"Additional Amount" has the meaning specified therefor in Section 2.09(a).

"Administrative Agent" has the meaning specified therefor in the preamble hereto.

"Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

"Administrative Borrower" has the meaning specified therefor in Section 4.05.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote fifteen percent (15%) or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

"Agent" has the meaning specified therefor in the preamble hereto.

"Agreement" means this Financing Agreement, including all amendments, restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

"Anti-Corruption Laws" means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada), and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

"Anti-Money Laundering Laws" means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the "Bank Secrecy Act," 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959), Part II.1 of the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and regulations promulgated pursuant to the Special Economic Measures Act (Canada) and the United Nations Act (Canada), and the rules, regulations, and guidance issued by any Governmental Authority thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

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"Applicable Margin" means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 5.25% per annum, and (b) any LIBOR Rate Loan or any portion thereof, 8.50% per annum.

"Applicable Premium" means

(a)          as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b), (c) or (d) of the definition thereof:

(i)          during the period from and after the first anniversary of the Effective Date up to and including the date that is the second anniversary of the Effective Date (the "First Period"), an amount equal to 5.00% times the sum of (A) the aggregate amount of all Obligations constituting principal of the Loans and interest thereon outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of undrawn Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event;

(ii)         during the period after the First Period up to and including the date that is the third anniversary of the Effective Date (the "Second Period"), an amount equal to 3.00% times the sum of (A) the aggregate amount of all Obligations constituting principal of the Loans and interest thereon outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of undrawn Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event;

(iii)        during the period after the Second Period up to and including the date that is the fourth anniversary of the Effective Date (the "Third Period"), an amount equal to 2.00% times the sum of (A) the aggregate amount of all Obligations constituting principal of the Loans and interest thereon outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of undrawn Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event; and

(iv)        thereafter, zero;

(b)          as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i)          during the First Period, an amount equal to 5.00% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date;

(ii)         during the Second Period, an amount equal to 3.00% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date;

(iii)        during the Third Period, an amount equal to 2.00% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date; and

(iv)        thereafter, zero; and

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(c)          as of the date of the occurrence of any Applicable Premium Trigger Event on or before the first anniversary of the Effective Date, an amount equal to (i) the aggregate amount of interest (including interest payable in cash, in kind or deferred) which would have otherwise been payable on the amount of the principal prepayment and/or commitment reduction (assuming the full commitment amount has been drawn) from the date of prepayment and/or reduction until the first anniversary of the Effective Date plus (ii) an amount equal to the Applicable Premium that would otherwise be payable as if such prepayment and/or reduction had occurred on the day after the first anniversary of the Effective Date.

For the avoidance of doubt, to the extent more than one Applicable Premium Trigger Event has occurred, the Applicable Premium shall be calculated without duplication of such Applicable Premium Trigger Events.

"Applicable Premium Trigger Event" means, without duplication:

(a)          any permanent reduction of the Total Revolving Credit Commitment pursuant to Section 2.05 or Section 9.01;

(b)          the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding;

(c)          the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or

(d)          the termination of this Agreement for any reason.

"Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent.

"Authorized Officer" means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer, controller, president, vice president, or other officer performing functions similar to any of the foregoing, of such Person.

"Availability" means, at any time, an amount equal to the result of (a) the difference between (i) the lesser of (A) the Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the aggregate outstanding principal amount of all Revolving Loans minus (b) all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04 and identified in writing to the Administrative Borrower which are outstanding and/or accrued but not yet paid, minus (c) all of the Loan Parties' accounts payable for which 60 days or more have elapsed from the applicable invoice due date, except to the extent contested in good faith by proper proceedings, the Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens on the Collateral and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

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"Availability Block" means, as of any date of determination, an amount equal to the greater of (i) $1,500,000 and (ii) 10% of the Borrowing Base (calculated without giving effect to clause (c) of the definition of Borrowing Base) at such time.

"Available Increase Amount" means, as of any date of determination, an amount equal to the result of (a) $15,000,000 minus (b) the aggregate principal amount of Increases to the Revolving Credit Commitments previously made pursuant to Section 2.12.

"Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

"Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

"Board of Directors" means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

"Book Value" means, with respect to any Inventory of any Person, the lower of (a) cost (as reflected in the general ledger of such Person before customary (but not extraordinary) reserves established by such Person in good faith and in accordance with GAAP) and (b) market value, in each case, determined in accordance with GAAP calculated on a first-in first-out basis.

"Borrower" has the meaning specified therefor in the preamble hereto; provided, that no Excluded Subsidiary shall be required to become (or be joined as) a Borrower hereunder.

"Borrowing Base" means, at any time, the amount equal to:

(a)          the result of (i) 85% of the value of the Net Amount of Eligible Accounts at such time minus (ii) the Sales and Use Tax Reserve minus (iii) the Dilution Reserve;

plus

(b)          the result of (i) the lesser of (A) 65% of the Book Value of the Eligible Inventory at such time or (B) 85% of the net orderly liquidation value of the Eligible Inventory at such time (determined based on the net orderly liquidation value of the Borrowers' Inventory as reflected in the most recent Field Survey and Audit received by the Administrative Agent) minus (ii) the Inventory Reconciliation Amount, (iii) the Custom Inventory Reserve minus (iv) Rent Reserve minus (v) Freight Provider Reserve;

minus

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(c)          the Availability Block;

minus

(d)          without duplication of the Reserves provided in clauses (a) and (b) above, Reserves.

Subject to the proviso set forth in Section 7.01(a)(vi), the Borrowing Base (or any component thereof) shall be determined at any time by reference to the most recent Borrowing Base Certificate delivered by the Administrative Borrower hereunder.

"Borrowing Base Certificate" means a certificate signed by an Authorized Officer of the Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(vi), substantially in the form of Exhibit E.

"Business Day" means (a) for all purposes other than as described in clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, and (b) with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

"Canadian Benefit Plans" means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any of the Loan Parties or any of their Subsidiaries has any liability with respect to any employee or former employee related to employment in Canada, but excluding any Canadian Pension Plans and any Canadian Union Plans.

"Canadian Collateral" means property or assets, or interests in property or assets of the Loan Parties located in Canada, and the proceeds thereof.

"Canadian Loan Party" means any Loan Party which is organized under the laws of Canada, or any province thereof, which has its chief executive office (or domicile, for the Civil code of Quebec) in Canada, or which has personal or real property or assets in any province in Canada.

"Canadian Pension Event" means (a) the voluntary whole or partial wind up of a Canadian Pension Plan by any Loan Party or any of its Subsidiaries; (b) the withdrawal of a Loan Party or any of its Subsidiaries from a Canadian Union Plan; (c) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or Canadian Union Plan or the treatment of a Canadian Pension Plan or Canadian Union Plan amendment as a termination or partial termination; (d) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan or Canadian Union Plan, or (e) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of trustee to administer, any Canadian Pension Plan or Canadian Union Plan.

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"Canadian Pension Plans" means any plan or arrangement that is required to be registered under Canadian federal or provincial law and is or was established, maintained or contributed to or required to be contributed to by a Loan Party or any Subsidiary for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively, or any Canadian Union Plan.

"Canadian Pledge Agreement" means the Canadian Pledge Agreement, in form and substance satisfactory to the Collateral Agent, made by the Parent in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

"Canadian Security Agreement" means the Canadian Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by Canadian Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

"Canadian Union Plan" means any and all registered pension and other benefit plans for the benefit of employees or former employees of any Loan Party or any of its Subsidiaries in respect of employment in Canada, which are not maintained, sponsored or administered by a Loan Party, but to which a Borrower or any of its Subsidiaries is or was required to contribute pursuant to a collective agreement or a participation agreement.

"Cannabis" means the plant Cannabis sativa L., including both the Hemp and Marijuana strains of the plant, as those terms are defined herein.

"Capitalized Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

"Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P 1 by Moody's or A 1 by Standard & Poor's; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's, in each case, maturing within 270 days from the date of acquisition and (g) cash and cash equivalents that are substantially equivalent in any non-U.S. jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co-operation and Development.

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"Cash Flow Forecast" means, as of any date, a weekly cash flow forecast of the Parent and its Subsidiaries for the subsequent 13-week period prepared by an Authorized Officer of the Parent, together with (i) a cash report detailing all cash and Cash Equivalents projected by the Borrowers to be on-hand for the Loan Parties and (ii) Availability, in each case, as of the close of business of the last day of each such week, in form and substance satisfactory to the Agents in their sole discretion.

"Cash Management Accounts" means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

"Cash Management Bank" has the meaning specified therefor in Section 8.01(a).

"Cash Management Reserve" means, as of any date of determination, a Reserve in an amount reasonably determined by the Agents. Cash Management Reserve shall be in effect during any period in which the cash management system of the Loan Parties is not reasonably satisfactory to the Agents (it being understood and agreed that, for the avoidance of doubt, the cash management system of the Loan Parties is not satisfactory to the Agents if any Control Agreement is terminated prior to execution and delivery of a replacement Control Agreement reasonably acceptable to the Collateral Agent or if any Loan Party receives a notice that any Control Agreement may be terminated).

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Change of Control" means each occurrence of any of the following:

(a)          the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 50% of the aggregate outstanding voting power of the Equity Interests of the Parent entitled to vote for members of the Board of Directors of the Parent (or similar governing body) on a fully-diluted basis or economic power of the Equity Interests of the Parent;

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(b)          during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority of the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

(c)          the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c)), free and clear of all Liens (other than Permitted Specified Liens); or

(d)          a "Change of Control" (or any comparable term or provision) under or with respect to (i) any Material Indebtedness of any Loan Party or any of its Subsidiaries or (ii) any of the Equity Interests of the Parent or any of its Subsidiaries if, as a result of such change of control or similar event, Parent or any of its Subsidiaries is required to make a payment of $500,000 or more.

"Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations but excluding any Excluded Collateral.

"Collateral Agent" has the meaning specified therefor in the preamble hereto.

"Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).

"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

"Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Competitor" means a Person that is an operating company and is engaged primarily in substantially the same or similar business as the Loan Parties, designated in writing by the Borrowers to the Administrative Agent from time to time.

"Compliance Certificate" has the meaning assigned to such term in Section 7.01(a)(iv).

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"Compliance Checklist" means a checklist or similar document, in the form approved by the Agents as of the Effective Date or such other form reasonably satisfactory to the Agents, that accurately, in all material respects, lists in bullet point (or in other similar form) the requirements, as established by Requirements of Law of the applicable state, territory, or jurisdiction, that (i) are applicable to any product sold or otherwise distributed by a Borrower in such state, territory, or jurisdiction, or (ii) concern the labeling, packaging, assembly, or material components of such product to the extent such product is designed to contain, accompany the sale of, or be used in conjunction with, any consumer goods products containing Cannabis, Hemp, or Marijuana, including Vape Devices.

"Contingent Indemnity Obligations" means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

"Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control Agreement" means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant "control" (as defined under the applicable UCC or STA) over such account to the Collateral Agent.

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"Credit Card Acknowledgments" means, with respect to the Loan Parties, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of the Collateral Agent acknowledging the Collateral Agent's first priority lien on and security interest in the monies due and to become due to the Loan Parties (including credits and reserves) under the Credit Card Agreements of such Loan Parties, and agreeing to transfer all such amounts to a Cash Management Account subject to a Control Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

"Credit Card Issuer" means any Person (other than any Loan Party) who issues or whose members issue credit or debit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

"Credit Card Processor" means, with respect to each Loan Party, any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Loan Party's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

"Current Value" has the meaning specified therefor in Section 7.01(m).

"Custom Inventory" means Inventory of the Borrowers that is either manufactured to customer specifications or have customer labels/graphics applied to the packaging.

"Custom Inventory Reserve" means, as of any date of determination, a Reserve in an amount equal to 20% of the Book Value of the Custom Inventory.

"Customer Intake Form" has the meaning specified therefor in the definition of "Specified Requirements".

"Debtor Relief Law" means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the arrangement provisions of the Canada Business Corporations Act and any other liquidation, conservatorship, bankruptcy, corporate, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States, Canada, or other law of any applicable jurisdiction, from time to time in effect, permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

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"Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Defaulting Lender" means any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Administrative Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender.

"Dilution" means, as of any date of determination, a percentage, determined by the Administrative Agent in its reasonable discretion based upon the experience of the immediately prior 365 consecutive days, that is the result of dividing the Dollar amount of (a) set-off, warranty claims, discounts, advertising allowances, credits, or other similar items that are granted in the ordinary course of business with respect to the Borrowers' accounts during such period, by (b) the Borrowers' gross sales during such period.

"Dilution Reserve" means, as of any date of determination, an amount equal to Dilution multiplied by 0.85 multiplied by the Net Amount of Eligible Accounts.

12

"Disbursement Letter" means a disbursement letter, in form and substance reasonably satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, and the Lenders, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

"Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, "Disposition" shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification, return of any prepaid deposits or other prepaid amounts or indemnities payable to any Loan Party, in each case, in accordance with the terms of such contract) or (d) any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party.

"Disqualified Equity Interests" means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the Final Maturity Date; provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests.

"Disqualified Institution" means (a) any Person that is a bona fide Competitor of the Parent or any of its Subsidiaries or (b) an Affiliate of such a bona fide Competitor that is either (i) separately identified in writing by the Parent and reasonably agreed to by the Administrative Agent or (ii) is readily identifiable as an Affiliate of a Competitor solely on the basis of the similarity of such Affiliate's name. Notwithstanding anything to the contrary contained in this Agreement, (a) the Agents shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and (b) the Loan Parties and the Lenders acknowledge and agree that the Agents shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and that the Agents shall have no liability with respect to any assignment or participation made to a Disqualified Institution.

13

"Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

"Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

"Effective Date" has the meaning specified therefor in Section 5.01.

"Eligible Accounts" means the Accounts of a Borrower resulting from the sale of goods and performance of services by such Borrower which are, and at all times continue to be, acceptable to the Administrative Agent in the exercise of its reasonable business judgment. In general, an Account may, in the reasonable business judgment of the Administrative Agent, be deemed to be eligible if: (a) delivery of the merchandise or the rendition of the services has been completed with respect to such Account; (b) no return, rejection, repossession or dispute has occurred with respect to such Account, the Account Debtor has not asserted any set-off, defense or counterclaim with respect to such Account, and there has not occurred any extension of the time for payment with respect to such Account without the consent of the Administrative Agent, provided that, in the case of any dispute, set-off, defense or counterclaim with respect to an Account, the portion of such Account not subject to such dispute, set-off, defense or counterclaim will not be ineligible solely by reason of this clause (b); (c) such Account is lawfully owned by a Borrower free and clear of any Lien other than Permitted Liens of the type listed in clauses (a), (b), (c) or (k) of the definition thereof (provided that if any Account included in the Borrowing Base is subject to any such Permitted Lien that may have priority over the Collateral Agent's Liens under applicable Requirements of Law, Administrative Agent may in its reasonable business judgment impose a Reserve against the Borrowing Base in the amount equal to such Permitted Lien) and otherwise continues to be in full conformity with all representations and warranties made by a Borrower to the Agents and the Lenders with respect thereto in the Loan Documents; (d) such Borrower has the right to grant Liens on such Account; (e) such Account is unconditionally payable in Dollars, Canadian dollars, or such other currency acceptable to the Administrative Agent within 90 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document unless the original of such document is in the possession of the Collateral Agent and contains all necessary endorsements in favor of the Collateral Agent; (f) no more than 60 days have elapsed from the invoice due date and no more than 90 days have elapsed from the invoice date with respect to such Account; (g) such Account is not due from an Affiliate of a Borrower; (h) such Account does not constitute an obligation of the United States, Canada or any province thereof, or any other Governmental Authority (unless all steps required by the Administrative Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act, or any action under any state statute comparable to the Federal Assignment of Claims Act, including compliance with the provisions of the Financial Administration Act (Canada) with respect to an obligation of Canada, or the equivalent provincial statute, if any, with respect to an obligation of any province of Canada, have been duly taken in a manner satisfactory to the Administrative Agent); (i) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account is located in the continental United States or Canada, unless such Account is supported by a letter of credit or other similar obligation satisfactory to the Administrative Agent; (j) the Account Debtor with respect to such Account is not also a supplier to or creditor of a Borrower, unless such Account Debtor has executed a no-offset letter satisfactory to the Administrative Agent; provided, that the portion of Accounts of such Account Debtor in excess of the maximum potential counterclaim (as reasonably determined by the Administrative Agent) will not be ineligible solely by reason of this clause (j); (k) not more than 50% of the aggregate amount of all Accounts of the Account Debtor with respect to such Account have remained unpaid 60 days past the invoice due date or 90 days past the invoice date; (l) Accounts with respect to an Account Debtor (other than the top Account Debtor) whose total obligations owing to the Loan Parties (i) do not exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Administrative Agent in its reasonable business judgment if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, or (ii) exceed 15% of all Eligible Accounts, but only to the extent of the obligations owing by such Account Debtor not in excess of such percentage; (m) the Account Debtor with respect to such Account (i) has not filed a petition for bankruptcy or any other relief under any Debtor Relief Law, (ii) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, (iii) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (iv) in the case of an Account Debtor who is an individual, is not an employee of a Borrower or any of its Affiliates and has not died or been declared incompetent; (n) Accounts that do not arise from bill and hold sales, guaranteed sales, sale and return, sale on approval and consignment sales; (o) Accounts with respect to which the Account Debtor is not a Sanctioned Person; (p) Accounts which are owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit any Borrower to seek judicial enforcement in such jurisdiction of payment of such Accounts, unless such Borrower has filed such report or qualified to do business in such jurisdiction; (q) Accounts that do not arise out of progress billings prior to completion of the order; (r) the applicable Borrower's right to payment is absolute and not contingent upon fulfillment of any condition whatsoever; (s) the applicable Borrower is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (t) Accounts that do not represent interest payments, late or finance charges or service charges owing to any Borrower; (u) the aggregate amount of any Accounts owing by the top Account Debtor (together with any of its Subsidiaries and Affiliates) do not constitute more than 35% of the aggregate amount of all otherwise Eligible Accounts (before giving effect to this clause (u)) over any 30-day period (such percentage, as applied to such Account Debtor, being subject to reduction by the Administrative Agent in its reasonable business judgment if the creditworthiness of such Account Debtor deteriorates); provided, however, that the foregoing shall only act to exclude Accounts of such Account Debtor to the extent that such Accounts exceed the foregoing percentage; (v) the Account does not, in the reasonable estimation of Administrative Agent, in the exercise of its reasonable business judgment, arise from the sale of goods or provision of services that would, directly or indirectly, violate any Cannabis-, Hemp-, Marijuana-, or Vaping-related law or regulation enacted, enforced, or promulgated by the state, territory, or jurisdiction whose Requirements of Law govern the Account or the transaction underlying the Account (including, without limitation, failure to maintain all necessary licenses, permits, or registrations required under the applicable Requirements of Law); provided, that Accounts of certain Account Debtors, as mutually agreed in writing by the Collateral Agent and the Borrowers on the Effective Date, shall not be deemed ineligible solely due to such Person's failure to maintain Cannabis-related licenses; and (w) the Administrative Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and the Administrative Agent believes, in its discretion, that the prospect of collection of such Account is not impaired for any reason. For the avoidance of doubt, the following Accounts (or portions thereof) shall not constitute Eligible Accounts: (I) Accounts of Account Debtors that are required remit cash at the time of delivery or in advance of delivery; (II) remaining balance of short paid invoices in which less than 60 days have elapsed from the invoice due date or less than 90 days have elapsed from the invoice date; (III) Accounts of Account Debtors that are specifically reserved for within the Borrowers' most recent allowance; (IV) credit balances in which more than 90 days have elapsed from the invoice date or more than 60 days have elapsed from the invoice due date and (V) amounts constituting customer deposits from customers that are not approved for credit. The Administrative Agent shall use commercially reasonable efforts to provide prompt notice to the Administrative Borrower of any material change in Eligible Accounts that arises from the Administrative Agent's review of the Borrowing Base; provided that no such change shall be effective for purposes of calculating the Borrowing Base hereunder until 2 Business Days after the Administrative Agent provides notice to the Administrative Borrower thereof; provided, however, that, at the Administrative Agent's sole discretion, Revolving Loans may not be advanced during such period to the extent doing so would cause an overadvance had the proposed change been implemented Upon reasonable request by the Administrative Borrower, the Administrative Agent will promptly provide notice of its determinations from time to time with respect to eligibility of Accounts.

14

"Eligible Contract Participant" means an "eligible contract participant" as defined in the CEA and regulations thereunder.

"Eligible Inventory" means the Inventory of a Borrower which is, and at all times continue to be, acceptable to the Administrative Agent in the exercise of its reasonable business judgment. In general, Inventory may, in the reasonable business judgment of the Administrative Agent, be deemed to be eligible if: (a) such Inventory is lawfully owned by a Borrower free and clear of any existing Lien other than Permitted Liens of the type listed in clauses (a), (b), (c) or (k) of the definition thereof (provided that if any Inventory included in the Borrowing Base is subject to any such Permitted Lien that may have priority over the Collateral Agent's Liens under applicable Requirements of Law, Administrative Agent may in its reasonable business judgment impose a Reserve against the Borrowing Base in the amount equal to such Permitted Lien) and otherwise continues to be in full conformity with all representations and warranties made by a Borrower to the Agents and the Lenders with respect thereto in the Loan Documents; (b) such Inventory is not held on consignment and may be lawfully sold; (c) a Borrower has the right to grant Liens on such Inventory; (d) such Inventory arose or was acquired in the ordinary course of the business of a Borrower, represents finished goods and does not represent returned, damaged, obsolete or unsalable goods; (e) no Account or document of title has been created or issued with respect to such Inventory; (f) such Inventory is (1) located in one of the locations in the continental United States listed on Schedule III to the Security Agreement, or one of the locations in Canada listed on Schedule III to the Canadian Security Agreement, or such other locations in the continental United States as the Collateral Agent may approve in writing from time to time, in each case, so long as the aggregate Book Value of Inventory at each such location exceeds $100,000, or (2) in-transit between such locations; (g) if such Inventory consists of finished goods Inventory sold under a licensed trademark or if such Inventory contains or uses a medium subject to a copyright (i) the Collateral Agent shall have entered into a waiver letter, in form and substance reasonably satisfactory to the Collateral Agent, with the licensor with respect to the rights of the Collateral Agent to use the licensed trademark or copyright to sell or otherwise dispose of such Inventory or (ii) the Collateral Agent shall otherwise be satisfied, in its reasonable discretion, that the Collateral Agent has rights to sell or dispose of such Inventory; (h) with respect to any Inventory sold under a trademark owned or licensed by another Person (other than a Loan Party), a Borrower has not received written correspondence from such Person protesting the sale of such Inventory by such Borrower and requesting the return, removal or destruction of such Inventory; (i) the Inventory is not work-in-process, raw materials, supplies, spare parts or packaging; (j) such Inventory (A) is located on real property owned or leased by a Borrower or in a contract warehouse, and unless such location is real property owned by a Borrower, (x) it is subject to a written subordination, waiver or access agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the owner, lessor, warehouseman, or other third party, as the case may be, or (y) the Administrative Agent has instituted such Rent Reserve (if any) with respect to such location, and (B) is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; (k) such Inventory is not located in a location owned by a vendor of any Borrower or constitute drop shipped Inventory; (l) such Inventory is not in the process of inspection testing; (m) such Inventory does not consist of a Borrower's labels, tamper seals or other similar types of packaging seals that are components of a Borrower's finished goods; (n) such Inventory does not consist of samples or customized labels or packaging seals that are components for the Borrowers' finished products; (o) such Inventory is and at all times shall continue to be acceptable to the Administrative Agent; and (p) such Inventory is and at all times continues to be compliant in all material respects with all applicable Requirements of Law pertaining to but not necessarily exclusively with respect to, as applicable, Vape Devices and the growth, cultivation, processing, manufacturing, distribution, or retail sale of Cannabis, Hemp, or Marijuana, or any products or services containing or otherwise relating to Cannabis, Hemp, or Marijuana. The Administrative Agent shall use commercially reasonable efforts to provide prompt notice to the Administrative Borrower of any material change in Eligible Inventory that arises from the Administrative Agent's review of the Borrowing Base; provided that no such change shall be effective for purposes of calculating the Borrowing Base hereunder until 2 Business Days after the Administrative Agent provides notice to the Administrative Borrower thereof; provided, however, that, at the Administrative Agent's sole discretion, Revolving Loans may not be advanced during such period to the extent doing so would cause an overadvance had the proposed change been implemented. Upon reasonable request by the Administrative Borrower, the Administrative Agent will promptly provide notice of its determinations from time to time with respect to eligibility of Inventory.

15

"Employee Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to.

"Environmental Claim" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving any alleged or actual (a) violation of or liability under any Environmental Law; or (b) manufacture, use, handling, generation, transportation, storage, treatment, Release, threatened Release or disposal or exposure to any Hazardous Materials.

"Environmental Law" means any Requirement of Law relating to or concerning (i) the protection of the environment, natural resources, human health or safety, or the use or handling of, or exposure to, Hazardous Materials, or (ii) the manufacture, use, handling, generation, transportation, storage, treatment, Release, threatened Release or disposal of or exposure to any Hazardous Material.

"Environmental Liability" means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of or based upon (a) any Environmental Claim; (b) any actual, alleged or threatened non-compliance with Environmental Law or Environmental Permit; (c) any actual, alleged or threatened Release of or exposure to Hazardous Materials; (d) any Remedial Action; or (e) any contract, agreement, or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liability.

"Environmental Permit" means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.

"Equipment Financing JV" means a limited liability company to be formed in the State of Delaware and owned jointly by the Parent and Monroe and/or its Affiliates or Related Funds (or such other Persons as agreed by the Agents) to hold Equity Interests in a wholly-owned subsidiary that will operate an equipment leasing business and related financing activities.

"Equity Documents" means each of the following, as amended, supplemented or otherwise modified from time to time:

(a)          the Subscription Agreement, duly executed by the Parent;

(b)          the Registration Rights Agreement, duly executed by the Parent; and

(c)          the Warrants, duly executed by the Parent.

16

"Equity Interests" means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

"Equity Issuance" means the sale or issuance by the Parent of any shares of its Qualified Equity Interests.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

"ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" or under "common control" within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

"ERISA Event" means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan, to the knowledge of any Loan Party, is reasonably expected to be, in "at risk" status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan, to the knowledge of any Loan Party, is reasonably expected to be, in "critical" or "endangered" status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Loan Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (l) the assertion of a claim (other than routine claims for benefits, internal appeals of such claims and domestic relations order proceedings) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Employee Plan or Multiemployer Plan; (m) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (n) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (p) the occurrence of any Foreign Plan Event.

17

"Event of Default" has the meaning specified therefor in Section 9.01.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Account" means (a) any deposit account specifically and exclusively used for payroll, payroll taxes, withholding taxes and other employee wage and benefit payments to or for the benefit of any Loan Party's employees, (b) sales tax accounts or Canadian sales taxes, being the Harmonized Sales Tax, or in a province which has not harmonized the Goods and Services Tax with that province's sales tax, the Goods and Services Tax and the provincial sales tax of such province accounts, (c) trust and fiduciary accounts and (d) any Petty Cash Accounts.

"Excluded Collateral" has the meaning specified therefor in Section 7.01(b).

"Excluded Subsidiary" means any Subsidiary with respect to which the Collateral Agent shall have determined in its sole discretion that the cost of joining such Subsidiary as a Borrower or Guarantor under this Agreement and the other Loan Documents outweighs the benefit to the Agents and the Lenders thereby. As of the Effective Date, there are no Excluded Subsidiary.

"Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason not to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

18

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Administrative Borrower under Section 2.13(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.09(d) and (d) any withholding Taxes imposed under FATCA.

"Executive Order No. 13224" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

"Existing Credit Facility" means the Loan and Security Agreement, dated as of November 6, 2017 (as amended through the date hereof), by and among Gerber Finance Inc., as lender, the Parent, and certain Subsidiaries of the Parent party thereto, as borrowers.

"Existing Lenders" means the lenders party to the Existing Credit Facility.

"Facility" means the real property identified on Schedule 1.01(B) and any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.

"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.

19

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Fee Letter" means the fee letter, dated as of the date hereof, among the Borrowers and the Collateral Agent.

"Field Survey and Audit" means a field survey and audit of the Loan Parties and appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Collateral Agent, at the sole cost and expense of the Borrowers.

"Final Maturity Date" means August 21, 2024.

"Financial Statements" means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended August 31, 2018, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the 9 months ended May 31, 2019, and the related consolidated statement of operations, shareholder's equity and cash flows for the 9 months then ended.

"Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on August 31 of each year.

"Foreign Collateral Documents" has the meaning specified therefor in Section 7.01(b). Foreign Collateral Documents include the Canadian Security Agreement and the Canadian Pledge Agreement.

"Foreign Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia.

"Foreign Sovereign Immunities Act" means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.

"Foreign Subsidiary" means any Subsidiary of the Parent that is not a Domestic Subsidiary.

"Freight Provider Reserve" means, as of any date of determination, the amount due and payable to TMA Worldwide or any other intercompany freight vendor of the Borrowers.

"Funding Losses" has the meaning specified therefor in Section 2.08.

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"GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

"Governing Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

"Governmental Authority" means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guaranteed Obligations" has the meaning specified therefor in Section 11.01.

"Guarantor" means (a) each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations; provided, that no Excluded Subsidiary shall be required to become (or be joined as) a Guarantor hereunder.

"Guaranty" means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance reasonably satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

"Hazardous Material" means any contaminant, pollutant, toxic or hazardous substance, hazardous waste, special waste, or solid waste or words of similar import under any Environmental Law or that is otherwise regulated under or for which liability or standards of care are imposed pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, urea formaldehyde-containing materials, explosives, radioactive materials and toxic mold.

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"Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and (without limiting the generality of any of the foregoing) specifically including any foreign exchange transaction and any confirmation executed in connection with any such agreement or arrangement.

"Hemp" has the meaning of the term "Hemp" as defined by 7 U.S.C. § 1639o(1), as amended.

"Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"Holdout Lender" has the meaning specified therefor in Section 12.02(c).

"Increase" has the meaning specified therefor in Section 2.12.

"Increase Date" has the meaning specified therefor in Section 2.12.

"Increase Joinder" has the meaning specified therefor in Section 2.12.

"Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis reasonably satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (but only to the extent of the lesser of the amount of the obligation and the fair market value of the assets subject to such Liens). The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent that such Person is liable for such obligations.

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"Indemnified Matters" has the meaning specified therefor in Section 12.15.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitees" has the meaning specified therefor in Section 12.15.

"Insolvency Proceeding" means any case or proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

"Intellectual Property" has the meaning specified therefor in the Security Agreement.

"Intellectual Property Contracts" means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

"Intercompany Subordination Agreement" means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

"Interest Payment Date" means the first Business Day of each calendar month.

"Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending on the last calendar day of such month; provided, however, that the Borrowers may not elect an Interest Period which will end after the Final Maturity Date.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

"Inventory" means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

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"Inventory Reconciliation Amount" means, as of any date of determination, the amount equal to the credit required to reconcile the Borrowers' Inventory listings with the account balances set forth on the financial statements most recently delivered to the Agents pursuant to Section 7.01(a).

"Investment" means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, but reduced by the amount of actual repayments of or returns on such Investment. For purposes of compliance with Section 7.02(e), the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (up to the amount actually invested), whether by disposition, return on capital, dividend or otherwise.

"Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

"KIM" means KIM International Corporation, a California corporation.

"Lease" means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.

"Lender" has the meaning specified therefor in the preamble hereto.

"LIBOR" means, with respect to any LIBOR Rate Loan for any Interest Period, the London interbank offered rate as calculated by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) and obtained through a nationally recognized service such as Bloomberg or Reuters (or on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the "Screen Rate"), or a comparable or successor rate that has been approved by the Administrative Agent, at approximately 11:00 a.m., London time, two Business Days prior to the LIBOR Determination Date; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an "Impacted Interest Period") with respect to Dollars, then the LIBOR Rate shall be the Interpolated Rate at such time. "Interpolated Rate" means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time. Notwithstanding anything herein to the contrary, if "LIBOR" shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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"LIBOR Deadline" has the meaning specified therefor in Section 2.07(a).

"LIBOR Determination Date" means the first calendar day of each month.

"LIBOR Notice" means a written notice substantially in the form of Exhibit D.

"LIBOR Option" has the meaning specified therefor in Section 2.07(a).

"LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the greater of (a) the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100 of 1%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 1.00% per annum. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

"LIBOR Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

"Lien" means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

"Loan" means any Revolving Loan.

"Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

"Loan Document" means this Agreement, any Control Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, any Foreign Collateral Document, the Intercompany Subordination Agreement, any Joinder Agreement, any Mortgage, any Security Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

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"Loan Party" means any Borrower and any Guarantor.

"Marijuana" or "Marihuana" has the meaning of the term "Marihuana" defined in 21 U.S.C. § 802(16), as amended.

"Material Adverse Effect" means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral having a fair market value in excess of $1,000,000.

"Material Contract" means, with respect to any Loan Party, (a) each contract or agreement to which such Loan Party or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Loan Party or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than (i) purchase orders in the ordinary course of the business of such Person or such Subsidiary, (ii) contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium, and (iii) any agreement with the Borrowers' top supplier (based on the twelve month period most recently ended)) and (b) all other contracts or agreements as to which the termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, would reasonably be expected to have a Material Adverse Effect.

"Material Indebtedness" means (i) Indebtedness (other than Obligations) of the Parent or any of its Subsidiaries having an aggregate principal amount outstanding in excess of $1,000,000 and (ii) the Parent Notes.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Mortgage" means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years.

"Net Amount of Eligible Accounts" means the aggregate unpaid invoice amount of Eligible Accounts less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts.

"New Facility" has the meaning specified therefor in Section 7.01(m).

"Non-Qualifying Party" means any Loan Party that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

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"Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

"Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Swap Obligations.

"OFAC" means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13).

"Parent" has the meaning specified therefor in the preamble hereto.

"Parent Common Stock" means (i) the Parent's shares of common stock, par value $0.001 per share, and (ii) any share capital into which such Parent Common Stock shall have been changed or any share capital resulting from a reclassification, reorganization or recapitalization of such Parent Common Stock.

"Parent Indebtedness" means the Indebtedness of the Parent owing under the Parent Notes.

"Parent Indebtedness Exchange Agreement" means the Exchange Agreement, dated as of August 21, 2019, by and between the Parent and the investor signatory thereto.

"Parent Note" means any senior note issued under the Parent SPA.

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"Parent Note Intercreditor Agreement" means the Consent and Intercreditor Agreement, dated as of August 21, 2019, by and among each of the investors party thereto and the Collateral Agent.

"Parent SPA" means the Securities Purchase Agreement, dated as of April 29, 2019, between the Parent and each purchaser identified on the signature pages thereto, as amended on the Effective Date.

"Participant Register" has the meaning specified therefor in Section 12.07(i).

"Payment Office" means the Administrative Agent's office or account, as applicable, or at such other account, office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

"Pension Plan" means an Employee Plan that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the preceding six calendar years.

"Perfection Certificate" means a certificate in form and substance reasonably satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.

"Permitted Acquisition" means any Acquisition by a Loan Party to the extent that each of the following conditions shall have been satisfied or waived in writing by the Collateral Agent:

(a)          no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)          to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 5.02 shall have been satisfied;

(c)          the Borrowers shall have furnished to the Agents at least 10 Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the consummation of such Acquisition (i) a reasonably detailed description of the proposed Acquisition and copies of substantially final drafts of the definitive material acquisition documents and, if available, copies of any executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated, (ii) pro forma financial statements of the Parent and its Subsidiaries providing that after giving effect to the consummation of such Acquisition the Borrowers shall have Availability in an amount equal to or greater than $5,000,000 for 12 consecutive month period following the Acquisition, and (iii) to the extent available to the Borrower, copies of such other agreements, instruments or other documents as any Agent shall reasonably request;

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(d)          the agreements, instruments and other documents referred to in paragraph (c)(i) above shall provide that after giving effect to such Acquisition (including the repayment and release of any Indebtedness to be consummated in connection therewith) (i) no Loan Party shall, in connection with such Acquisition, assume and no acquired Subsidiary shall remain liable in respect of any Indebtedness of the Seller or Sellers (except for (x) obligations incurred in the ordinary course of business in operating the property or business so acquired and necessary or desirable for the continued operation of such property or business and (y) Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of Liens (except for Permitted Liens);

(e)          such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

(f)          the Borrowers shall have Availability in an amount equal to or greater than $5,000,000 immediately after giving effect to the consummation of the proposed Acquisition;

(g)          on a pro forma basis, such Acquisition results (as reasonably determined by the Agents) in a net positive change on a consolidated basis to the Parent's EBITDA;

(h)          the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties' and their Subsidiaries' total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a Permitted Business;

(i)           the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States, Canada or any other jurisdiction approved in writing by the Collateral Agent or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States, Canada or any other jurisdiction approved in writing by the Collateral Agent;

(j)          such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof;

(k)         any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition; and

(l)          the Purchase Price payable in respect of all Acquisitions (including the proposed Acquisition) shall not exceed $20,000,000 in the aggregate during any Fiscal Year; provided, that not more than 25% of the aggregate Purchase Price payable in respect of any Acquisition shall be paid in cash;

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provided, that none of assets being acquired or assets of a Person whose Equity Interests are being acquired in connection with any Permitted Acquisition shall be deemed to be or treated as Eligible Accounts or Eligible Inventory for any purpose under this Agreement until such time as a Field Survey and Audit with results reasonably acceptable to the Agents has been completed.

"Permitted Business" means, with respect to the Parent and its Subsidiaries, the businesses which the Parent and its Subsidiaries are engaged on the Effective Date as described on Schedule 6.01(m) and such other businesses that are reasonably related or incidental thereto or are reasonable extensions thereof (including the Equipment Financing JV).

"Permitted Disposition" means:

(a)          sale of Inventory and goods held for sale in the ordinary course of business;

(b)          licensing, cross-licensing or sublicensing on a non-exclusive basis Intellectual Property rights (i) in the ordinary course of business or (ii) that do not interfere in any material respect with the business of the Parent or any Subsidiary (or in the case of any Intellectual Property rights owned by any Specified Loan Party, that do not interfere in any material respect with the business of the Parent and its Subsidiaries taken as a whole)) and are not adverse to the interests of the Agent or the Lenders (in their capacities as such) in any material respect;

(c)          leasing or subleasing real or personal property assets in the ordinary course of business that is not useful in the conduct of the business of the Parent and its Subsidiaries taken as a whole;

(d)          (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e)          any involuntary loss, damage or destruction of property;

(f)          any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)          transfers of assets (i) from the Parent or any of its Subsidiaries (other than the Borrowers) to a Loan Party (other than any Specified Loan Party), (ii) from any Specified Loan Party to any Loan Party, and (iii) from any Subsidiary of the Parent that is not a Loan Party to any other Subsidiary of the Parent;

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(h)          Disposition of obsolete or worn-out equipment or equipment no longer used or useful in the ordinary course of business;

(i)          use and Disposition of cash and Cash Equivalents in the ordinary course of business in a manner that is not prohibited by the terms of any Loan Document;

(j)          Dispositions consisting of Permitted Restricted Payments;

(k)         the sale or discount, in each case without recourse and in the ordinary course of business, by the Parent or its Subsidiaries of Accounts (excluding any Accounts included in the Borrowing Base) arising in the ordinary course of business, but only in connection with (i) the compromise or collection thereof (and not as part of an accounts receivable financing, factoring or similar transaction) or (ii) the bankruptcy or reorganization of the applicable Account Debtors;

(l)          to the extent constituting a Disposition, (x) the issuance of Qualified Equity Interests by the Parent to the extent not prohibited by any Loan Document, (y) the issuance of Equity Interests of any Subsidiary of Parent to its parent company, and (z) the sale or other Disposition of a nominal amount of Equity Interests of any Foreign Subsidiary in order to qualify members of the Board of Directors or equivalent governing body of such Foreign Subsidiary to the extent required by Requirements of Law;

(m)         any sale of non-core assets acquired in connection with any Permitted Acquisition; provided that (i) such assets were designated in writing to the Administrative Agent by the Parent within ten (10) Business Days after the acquisition thereof (or such later date as the Administrative Agent may agree in writing), as being held for sale and not for the continued operation of the Loan Parties or their respective Subsidiaries or any of their respective businesses, (ii) no Event of Default then exists or would result therefrom, and (iii) the aggregate amount of such sales shall not exceed 5% of the Purchase Price of such Permitted Acquisition;

(n)          Dispositions of Qualified Equity Interests of Parent made in connection with the exercise or settlement of equity-based awards outstanding as of the date hereof or hereafter granted under the terms of any equity or equity-based compensation plans, programs, agreements or arrangements of Parent or any of the other Loan Parties, in each case in the ordinary course of business;

(o)          the unwinding of any Hedging Agreement in accordance with its terms;

(p)          the surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim to the extent not economically desirable in the conduct of the Parent and the Subsidiaries business; provided, that such surrender or waiver is not materially adverse to the Agents and the Lenders and would not reasonably be expected to result in a Material Adverse Effect;

(q)          Dispositions of Investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements entered into in the ordinary course of business;

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(r)          any Disposition of equipment to the extent that (i) the equipment is exchanged for credit against the purchase price of a similar replacement equipment or (ii) the proceeds of such Disposition are promptly applied to the purchase price of a similar replacement equipment (which replacement property is actually promptly purchased);

(s)          so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Disposition of property or assets not otherwise permitted in clauses (a) through (r) above for cash in an aggregate amount not less than the fair market value of such property or assets; provided, that the aggregate amount of property and assets disposed of pursuant to this clause (s) shall not exceed $1,000,000; and

(t)          other Dispositions approved in writing by the Collateral Agent in its sole discretion.

Notwithstanding any of the foregoing, no Dispositions shall be made by any Loan Party (other than the Specified Loan Parties) to any Specified Loan Party.

"Permitted Indebtedness" means:

(a)          any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b)          any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)          Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d)          Permitted Intercompany Investments;

(e)          Indebtedness incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security or to secure the performance of performance, surety, statutory, appeal bonds, or similar obligations;

(f)          Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g)          the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party's operations and not for speculative purposes;

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(h)          Indebtedness (i) in respect of cash management obligations, automatic clearing house arrangements, netting services, overdraft protections and otherwise in connection with deposit accounts arising in the ordinary course of business and (ii) incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called "purchase cards", "procurement cards" or "p-cards"), in the case of clauses (i) and (ii), in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

(i)          contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(j)          Indebtedness incurred by any Loan Party in respect of letters of credit issued in the ordinary course of business in an aggregate amount not to exceed $3,000,000 at any time;

(k)         (x) Parent Indebtedness in an aggregate principal amount not to exceed $21,300,000 plus any paid-in-kind or capitalized interest thereon and (y) and any Permitted Refinancing Indebtedness issued in replacement thereof;

(l)          Indebtedness of a Person whose assets or Equity Interests are acquired by any Loan Party in a Permitted Acquisition in an aggregate amount not to exceed $3,000,000 at any one time outstanding; provided, that such Indebtedness (i) is either Permitted Purchase Money Indebtedness or a Capitalized Lease with respect to equipment or mortgage financing with respect to a Facility, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(m)         unsecured Indebtedness owing to the Sellers that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) the aggregate principal amount for all such Indebtedness (excluding any paid-in-kind or capitalized interest thereon) does not exceed $3,000,000 at any one time outstanding, (ii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Collateral Agent, and (iii) such Indebtedness is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to the Collateral Agent (it being understood that such Indebtedness may contain provisions that allow for such Indebtedness to be purchased, redeemed, converted or otherwise exchanged for Qualified Equity Interests of the Parent at any time prior to the Final Maturity Date);

(n)          unsecured Indebtedness that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness does not (A) mature prior to the date that is 12 months after the Final Maturity Date, or (B) amortize until 12 months after the Final Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 12 months after the Final Maturity Date, (vi) the aggregate principal amount for all such Indebtedness does not exceed $3,000,000 at any one time outstanding, and (vii) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Collateral Agent (it being understood that such Indebtedness may contain provisions that allow for such Indebtedness to be purchased, redeemed, converted or otherwise exchanged for Qualified Equity Interests of the Parent at any time prior to the Final Maturity Date);

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(o)          unsecured Indebtedness of the Parent or any of its Subsidiaries owing to former employees, officers, or directors of the Parent or any such Subsidiary (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by the Parent or any such Subsidiary of the Equity Interests of the Parent or any such Subsidiary that has been issued to such Persons to the extent that each of the following conditions shall have been satisfied: (i) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $500,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Collateral Agent (it being understood that such Indebtedness may contain provisions that allow for such Indebtedness to be purchased, redeemed, converted or otherwise exchanged for Qualified Equity Interests of the Parent at any time prior to the Final Maturity Date);

(p)          Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(q)          Subordinated Indebtedness other than Subordinated Indebtedness described in clause (m), (n) or (o) above in an aggregate principal amount not exceeding $3,000,000 at any time outstanding;

(r)          other unsecured Indebtedness not otherwise permitted hereby to the extent the aggregate principal amount of such Indebtedness does not exceed $500,000 at any time outstanding;

(s)          Indebtedness representing deferred compensation or similar arrangement to employees of Loan Parties or any of their Subsidiaries incurred in the ordinary course of business;

(t)          customary Contingent Obligations in connection with Permitted Dispositions (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations) incurred in the ordinary course of business;

(u)          customary indemnity obligations incurred in the ordinary course of business with respect to (i) Indebtedness of any Loan Party permitted hereunder or (ii) obligations of any Loan Party not constituting Indebtedness; and

(v)         other Indebtedness approved in writing by the Collateral Agent in its sole discretion.

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Notwithstanding any of the foregoing, no advances or any other Indebtedness shall be made by any Loan Party (other than the Specified Loan Parties) to any Specified Loan Party other than pursuant to clause (d) above.

"Permitted Intercompany Investments" means Investments made by (a) a Loan Party to or in another Loan Party (other than any Specified Loan Party), (b) any Specified Loan Party to or in another Loan Party, (c) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (d) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, and (e) a Loan Party to or in any Specified Loan Party or a Subsidiary that is not a Loan Party so long as (i) the aggregate amount of all such Investments made by the Loan Parties to or in Specified Loan Parties or Subsidiaries that are not Loan Parties does not exceed $250,000 at any time outstanding, (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment, and (iii) the Borrowers have Availability of not less than $4,000,000 after giving effect to such Investment.

"Permitted Investments" means:

(a)          Investments in cash and Cash Equivalents;

(b)          Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)          advances made in connection with purchases of goods or services in the ordinary course of business;

(d)          Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries or the settlement of delinquent accounts and disputes with, customers and suppliers in the ordinary course of business;

(e)          Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f)           Permitted Intercompany Investments;

(g)          Permitted Acquisitions;

(h)          ownership of Equity Interests of Parent and its Subsidiaries as of the Effective Date;

(i)           extensions of trade credit and prepayment of expense to vendors, suppliers and trade creditors granted in the ordinary course of business and consistent with past practice;

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(j)          Investments in the nature of pledges or deposits with respect to workers compensation, leases or utilities provided to third parties in the ordinary course of business;

(k)          Investments by the Parent in the Equipment Financing JV in an aggregate amount not to exceed $15,000,000 at any time outstanding;

(l)          (1) non-cash loans to employees, officers, and directors of the Parent or any of its Subsidiaries for the purpose of purchasing Equity Interests of the Parent so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests of the Parent and such loans are evidenced by promissory notes and pledged to the Collateral Agent in accordance with and to the extent required under the terms of the Security Documents and (2) loans and advances by the Loan Parties to employees of the Loan Parties in an aggregate principal amount not to exceed $250,000 in the aggregate at any time outstanding for reasonable business expenses incurred by such employees in the ordinary course of business;

(m)          Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(n)          Guarantees permitted by Section 7.02(b) to the extent constituting Investments;

(o)          so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $1,000,000 at any time outstanding; and

(p)          other Investments approved in writing by the Collateral Agent in its sole discretion.

Notwithstanding any of the foregoing, no Investments shall be made by any Loan Party (other than the Specified Loan Parties) in any Specified Loan Party other than pursuant to clause (f) above.

"Permitted Liens" means:

(a)          Liens securing the Obligations;

(b)          Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(iii);

(c)          Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

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(d)          Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(e)          purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and the proceeds thereof and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f)          deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g)          with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use in the normal conduct of the Loan Party's business;

(h)          Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i)          the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(j)          non-exclusive licenses of Intellectual Property rights in the ordinary course of business;

(k)          judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l)          rights of set-off or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m)         Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

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(n)          Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; and

(o)          Liens on cash or Cash Equivalents securing reimbursement obligations under letters of credit permitted by clause (j) of the definition of Permitted Indebtedness in an aggregate amount not to exceed 105% of the amount of all such letters of credit outstanding at such time;

(p)          deposits and pledge of cash securing Indebtedness permitted by clause (g) of the definition of Permitted Indebtedness in an aggregate amount not to exceed $250,000 at any time outstanding;

(q)          (x) any Liens on Equity Interests of joint ventures or non-wholly owned Subsidiaries securing capital contributions to, or obligations of, such Persons and (y) encumbrances or restrictions (including rights of first refusal, tag, drag, put and call and similar rights and agreements) in joint venture agreements and in agreements with respect to non-wholly owned Subsidiaries;

(r)          Liens (i) solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or (ii) consisting of an agreement to dispose of any property in a Permitted Disposition solely to the extent such Disposition would have been permitted on the date of the creation of such Lien;

(s)          precautionary UCC or PPSA financing statements filed in connection with (i) operating leases, or (ii) to the extent permitted by the Loan Documents, the consignment of goods to a Loan Party or one of its Subsidiaries;

(t)          Liens (x) in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods in the ordinary course of business (i) that are not overdue by more than thirty (30) days, or (ii) that are being contested in good faith by appropriate proceedings; and (y) on specific items of inventory or other goods and the proceeds thereof securing the relevant Person's obligations in respect of documentary letters of credit or banker's acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business;

(u)          Liens assumed by the Parent and its Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (l) of the definition of Permitted Indebtedness;

(v)         other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000; and

(w)          other Liens approved in writing by the Collateral Agent in its sole discretion.

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"Permitted Purchase Money Indebtedness" means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of "Permitted Liens"; provided that (a) such Indebtedness is incurred within 90 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $3,000,000 at any time outstanding.

"Permitted Refinancing Indebtedness" means any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided, that:

(a)          the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, exchanged, replaced or extended except by an amount equal to any interest capitalized in connection with, any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, exchange, refunding, renewal, replacement or extension;

(b)          such modification, refinancing, refunding, renewal, exchange, replacement or extension does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so modified, refinanced, refunded, renewed, exchanged, replaced or extended;

(c)          at the time thereof, no Default or Event of Default shall have occurred and be continuing;

(d)          such modification, refinancing, refunding, renewal, exchange, replacement or extension is pursuant to terms that are not materially less favorable to the Loan Parties and the Lenders (in their capacities as Lenders and taken as a whole) than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being modified, refinanced, refunded, renewed, exchanged, replaced or extended (as reasonably determined by the Agents and the Borrowers); and

(e)          the Indebtedness that is modified, refinanced, refunded, renewed, exchanged, replaced or extended is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was modified, refinanced, refunded, renewed, exchanged, replaced or extended;

provided, that, notwithstanding the foregoing, any modification, refinancing, refunding, renewal, exchange, replacement or extension of Parent Indebtedness shall be in form and substance satisfactory to the Agents in their sole discretion.

"Permitted Restricted Payments" means any of the following Restricted Payments:

(a)          cashless repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent a portion of the exercise, conversion or exchange price thereof,

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(b)          Restricted Payments (which may be in cash) made by any non-wholly owned Subsidiary of the Parent to each owner of Equity Interests of such Subsidiary on a pro rata basis (or on a more favorable basis from the perspective of the Parent or such Subsidiary) based on their relative ownership interests,

(c)          Restricted Payments made by any Subsidiary of any Borrower to such Borrower,

(d)          the Parent may declare and make dividend payments or other distributions payable solely in the common stock or other Qualified Equity Interests of the Parent,

(e)          the Loan Parties may make distributions to former employees, officers, or directors of the Parent or its Subsidiaries (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of the Parent held by such Persons, provided, however, (i) that the aggregate amount of such redemptions made by the Parent does not exceed $250,000 in any Fiscal Year, (ii) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such payment and (iii) the Borrowers have Availability of not less than $4,000,000 after giving effect to such payment,

(f)          the payment of reasonable and customary compensation (including bonuses), severance, or employee benefit arrangements to employees, officers, and outside directors of such Loan Party and its Subsidiaries in the ordinary course of business,

(g)          to the extent constituting a Restricted Payment, (i) the issuance of the Warrants on the Effective Date, (ii) the issuance of Qualified Equity Interests of the Parent issued pursuant to the Warrants, (iii) any cash payment made pursuant to the Equity Documents, and (iv) the issuance of Qualified Equity Interests on the Effective Date to the holders of the Parent Notes to the extent required under the terms of the Parent Notes and the Parent SPA and the making of any other payment in respect of the Parent Notes solely with common stock or other Qualified Equity Interests of Parent (including any exchange of the Parent Notes for Qualified Equity Interests of the Parent),

(h)          the Loan Parties and their Subsidiaries may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any such Person, and

(i)           other Restricted Payments approved in writing by the Collateral Agent in its sole discretion.

"Permitted Specified Liens" means Permitted Liens described in clauses (a), (b), (c) and (k) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.

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"Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

"Petty Cash Accounts" means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $10,000 for any one account and $50,000 in the aggregate for all such accounts.

"Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 3.00%.

"PPSA" means the Personal Property Security Act (British Columbia), the Civil Code of Québec or any other applicable Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

"Priority Payables" means all liabilities and obligations of any Canadian Loan Party secured by any Liens, choate or inchoate, which rank or are capable of ranking pari passu or in priority to the Liens granted to the Collateral Agent for the benefit of the Secured Parties, including, without limitation (i) any such amounts due, deducted or withheld, as applicable, and not yet paid, contributed or remitted, as applicable, by any Canadian Loan Party for wages, or vacation pay, amounts due and not paid under any legislation relating to workers' compensation or to employment insurance, and income tax, all amounts deducted or withheld and not paid and remitted when due with respect to goods and services taxes, sales taxes, harmonized sales taxes or similar Taxes, and including amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property); and (ii) all amounts currently or past due and not yet contributed, remitted or paid to or under any Canadian Pension Plan or under the Canada Pension Plan, the Quebec Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation.

"Priority Payables Reserve" means a Reserve in an amount equal to the aggregate amount of outstanding Priority Payables of the Canadian Loan Parties, as determined by the Collateral Agent in its sole discretion from time to time.

"Process Agent" has the meaning specified therefor in Section 12.10(c).

"Pro Rata Share" means, with respect to:

(a)          a Lender's obligation to make Revolving Loans and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (A) such Lender's Revolving Credit Commitment, by (B) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances), and

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(b)          all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances).

"Projections" means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vii).

"Purchase Price" means, with respect to any Acquisition, an amount equal to the sum of, without duplication, (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.

"Qualified ECP Loan Party" means each Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.

"Qualified Equity Interests" means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

"Real Property Deliverables" means each of the following agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Collateral Agent:

(a)          a Mortgage duly executed by the applicable Loan Party,

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(b)          evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c)          a Title Insurance Policy with respect to each Mortgage;

(d)          a current ALTA survey and a surveyor's certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Collateral Agent;

(e)          an opinion of counsel, reasonably satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other related and customary matters as the Collateral Agent may reasonably request; and

(f)          such other agreements, instruments, appraisals and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

"Recipient" means any Agent and any Lender, as applicable.

"Reference Rate" means, for any period, the greatest of (a) 5.50% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the "Prime Rate" in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

"Reference Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

"Register" has the meaning specified therefor in Section 12.07(f).

"Registered Intellectual Property" means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

"Registered Loans" has the meaning specified therefor in Section 12.07(f).

"Registration Rights Agreement" means that certain Registration Rights Agreement dated as of August 21, 2019 by and among the Parent and the Subscribers listed on the Schedule of Subscribers attached thereto relating to, among other things, the registration for resale of the shares of Parent Common Stock issuable upon exercise of the Warrants.

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"Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

"Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

"Remedial Action" means any action (a) to correct or address any actual, alleged or threatened non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the presence, Release or threatened Release of any Hazardous Material (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

"Rent Reserve" means, with respect to any leased location or a contract warehouse location of any Borrower, a Reserve equal to the rental costs under the applicable lease or the average monthly fees charged by the applicable third party, in each case, for a 3 month period.

"Replacement Rate" has the meaning specified therefor in Section 2.07(g).

"Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

"Required Lenders" means Lenders whose Pro Rata Shares (calculated in accordance with clause (b) of the definition thereof) aggregate at least 50.1%.

"Required License" has the meaning specified therefor in the definition of "Specified Requirements".

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"Required Renewal Date" means, with respect to any Required License of any Account Debtor, the expiration date of such Required License as identified in the Customer Intake Form previously provided to the Borrowers by such Account Debtor; provided, that, with respect to any Required License of any Account Debtor who has purchased less than $20,000 in the aggregate of products or services from the Borrowers during the twelve consecutive month period most recently ended, the Required Renewal Date shall mean the date that is fifteen (15) days following the expiration date of such Required License as identified in the Customer Intake Form previously provided to the Borrowers by such Account Debtor.

"Requirements of Law" means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority (including, without limitation, with respect to Vaping or Vape Devices or the procurement, development, clinical and non-clinical evaluation or investigation, product approval or clearance, manufacture, production, analysis, growth, cultivation, processing, manufacturing, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or post-market requirements or retail sale of Cannabis, Hemp, or Marijuana or of any products designed to contain or to be sold or used in conjunction with Cannabis, Hemp, or Marijuana), in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

"Reserves" means, as of any date of determination, such amounts (including, without limitation, the amount of the Dilution Reserve, the Custom Inventory Reserve, the Freight Provider Reserve, Sales and Use Tax Reserve, the Priority Payables Reserve, the Rent Reserve, the Shrink Reserve, the Cash Management Reserve and any Reserve established in connection with excess and obsolete Inventory) as the Administrative Agent may from time to time establish in its reasonable business judgment based upon the lending practices of the Administrative Agent including reserves (a) to reflect events, conditions, contingencies or risks which adversely affect (i) any Collateral or either Agent's access thereto, or (ii) the priority, perfection or enforceability of any of the security interests of any Agent or any Lender in the Collateral, (b) in respect of any state of facts which the Administrative Agent reasonably determines to constitute a Default or an Event of Default and (c) with respect to sums that Parent or any of its Subsidiaries are required to pay under any Loan Document (such as taxes, assessments or insurance premiums) and has failed to pay. Upon reasonable request by the Administrative Borrower, the Administrative Agent will promptly provide notice of its determinations from time to time with respect to Reserves.

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"Restricted Payment" means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.

"Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amount may be terminated, increased or reduced from time to time in accordance with the terms of this Agreement.

"Revolving Loan" means a loan made by an Agent or a Lender to the Borrowers pursuant to Article II hereof

"Sale and Leaseback Transaction" means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

"Sales and Use Tax Reserve" means, as of any date of determination, an amount equal to the gross outstanding sales taxes payable by the Borrowers for the most recently ended period for which financial statements have been delivered pursuant to Section 7.01(a).

"Sanctioned Country" means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

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"Sanctioned Person" means, at any time, (a) any Person listed in OFAC's Specially Designated Nationals and Blocked Persons List, OFAC's Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, Canada, or other applicable sanctions authority, (b) a Person that resides in, is organized in or located in, or has a place of business in a Sanctioned Country or a country or territory named on any list referred to in clause (a) or a country or territory that is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a "Sanction Target"), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b).

"Sanctions" means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the United Nations Security Council, Canada, or other applicable sanctions authority.

"SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

"Secured Party" means any Agent and any Lender.

"Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

"Securitization" has the meaning specified therefor in Section 12.07(l).

"Security Agreement" means a Pledge and Security Agreement, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

"Security Documents" means the Security Agreement and each Foreign Collateral Document.

"Seller" means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.

"Settlement Period" has the meaning specified therefor in Section 2.02(d)(i) hereof.

"Shrink Reserve" means a Reserve for Inventory shrinkage established from time to time by the Agents in an amount reasonably determined by the Agents.

"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

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"Specified Canadian Pension Plan" means any Canadian Pension Plan which contains a "defined benefit provision", as defined in subsection 147.1(1) of the Income Tax Act (Canada).

"Specified Event of Default" means an Event of Default described in clause (a), (c)(i) (solely with respect to any breach of Section 7.03), (c)(ii), (f) or (g) of Section 9.01.

"Specified Loan Parties" means, collectively, (a) CMP Wellness, LLC, a California limited liability company, (b) KBCMP, Inc., a Delaware corporation, and (c) Betaport, LLC, a Delaware limited liability company.

"Specified Provisions" means (i) clause (a) of the definition of Financial Statements, (ii) Section 6.01(h)(ii), (iii) second sentence of Section 6.01(dd)(i), and (iv) Section 6.01(g)(i) (excluding the last sentence thereof).

"Specified Requirements" means:

(a)          Receipt of copies of all necessary Cannabis-related licenses, permits, or registrations required under the applicable Requirements of Law currently in effect (the "Required Licenses") for each Account Debtor of the Borrowers who has executed a purchase order on or after the date that is ninety (90) days immediately preceding the Effective Date ;

(b)          Receipt of a completed customer intake form, in the form approved by the Agents as of the Effective Date or such other form reasonably satisfactory to the Agents (such form, the "Customer Intake Form"), for each prospective and actual Account Debtor of any Borrower which (i) describes the type of business, if not a Cannabis business, or the type of Cannabis business (i.e., cultivation, processor, or retail dispensary), in which such Account Debtor operates in, and (ii) if such Account Debtor operates in any Cannabis business, identifies (A) each Required License applicable to such Account Debtor, (B) the identification number(s) for each such Required License, and (C) the expiration date of each such Required License;

(c)          Compliance with a written policy, in form and substance reasonably satisfactory to the Collateral Agent, regarding customer intake and diligence performed by the Borrowers, including, without limitation, the required completion of a Customer Intake Form, by each Account Debtor of any Borrower, independent verification of each Required License identified in each Customer Intake Form, and the collection and retention of copies of each Required License held by each Account Debtor;

(d)          Suspension of sales, within 10 Business Days after the applicable Required Renewal Date, to any Account Debtor who has not provided satisfactory evidence of renewal of any Required License applicable to such Account Debtor on or prior to the Required Renewal Date of such Required License (it being understood and agreed that sales to such Account Debtor may only resume upon the execution and delivery of a new Customer Intake Form, by such Account Debtor and receipt by the Borrowers of satisfactory evidence that such Required License has been properly renewed);

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(e)          Use of forms of customer agreements, purchase orders or similar contracts used to facilitate the purchase of any products or services from any of the Borrowers which shall include (i) representations and warranties demonstrating that each Account Debtor is compliant with all Requirements of Law (including, without limitation, with respect to its Cannabis-related business) in all material respects, and (ii) a requirement that each Account Debtor shall notify the Parent or any other Borrower in the event that such Account Debtor receives any notice or communication regarding any investigation, proceeding, or administrative action related to any Required License applicable to such Account Debtor;

(f)          Use of Compliance Checklists to ensure that each product sold or otherwise distributed by any Borrower, including packaging or labeling intended for Cannabis products and/or Vape Devices, complies, prior to shipment of such products or Vape Devices, with the labeling and packaging regulations and other Requirements of Law in each state, territory, or jurisdiction to which such product is shipped or in which the product is otherwise intended to be sold or distributed;

(g)          Track each payment received from Account Debtors by recording the form and method of payment (i.e., whether payment is by cash, wire transfer, check, or credit card), the date of the payment, the amount of the payment, and whether, and where applicable, an IRS Form 8300 was properly completed and submitted; and

(h)          Review of the Compliance Checklists on a regular basis, but in any event at least on a quarterly basis, to ensure that the Compliance Checklists reflect the most recent versions of editions of all applicable Requirements of Law, and promptly update the Compliance Checklists to the extent necessary based upon such review.

"STA" means the Securities Transfer Act, (British Columbia), provided that, to the extent that perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on Collateral that is Investment Property is governed by the laws in effect in any province or territory of Canada other than British Columbia in which there is in force legislation substantially the same as the Securities Transfer Act, (British Columbia) (an "Other STA Province"), then "STA" shall mean such other legislation as in effect from time to time in such Other STA Province for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA; and to the extent that such perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the laws of a jurisdiction other than British Columbia or an Other STA Province, then references herein to the STA shall be disregarded except for the terms "Certificated Security" and "Uncertificated Security", which shall have the meanings herein as defined in the Securities Transfer Act, (British Columbia) regardless of whether the STA is in force in the applicable jurisdiction.

"Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

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"Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are reasonably satisfactory to the Collateral Agent and which has been expressly subordinated in right of payment to all Obligations of such Loan Party under the Loan Documents (a) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Collateral Agent, or (b) otherwise on terms and conditions reasonably satisfactory to the Collateral Agent.

"Subscription Agreement" means that certain subscription agreement, dated as of August 21, 2019 by and among the Parent and the Subscribers listed on the Schedule of Subscribers attached thereto pursuant to which the Parent issued the Warrants.

"Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Date" means the first date on which all of the Obligations are paid in full in cash and the Commitments of the Lenders are terminated.

"Title Insurance Policy" means a mortgagee's loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent.

"Total Revolving Credit Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

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"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code.

"Uniform Commercial Code" or "UCC" has the meaning specified therefor in Section 1.04.

"Unused Line Fee" has the meaning specified therefor in Section 2.06(a).

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

"Vape Device(s)" means an electronic cigarette or similar device used to inhale vapors from e-liquids, oils, concentrates or herbs produced from Cannabis, Marijuana or Hemp.

"Vaping" means inhaling vapors using a Vape Device.

"WARN" has the meaning specified therefor in Section 6.01(q).

"Warrant Stock" has the meaning assigned to such term in the Warrants.

"Warrants" means those certain warrants to purchase shares of the Parent Common Stock, issued on the Effective Date pursuant to the Subscription Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

"Withholding Agent" means any Loan Party and the Administrative Agent.

Section 1.02         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

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Section 1.03         Certain Matters of Construction. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase "to the knowledge of any Loan Party" or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer's duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04         Accounting and Other Terms.

(a)          Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied, (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied. Specified Provisions are subject to the fact that the Parent has restated its financial statements as described in the explanatory note included in its amended Form 10-Q for the quarterly period ended November 30, 2018 and its amended Form 10-K for the Fiscal Year ended August 31, 2018; provided, that, notwithstanding the foregoing, the Borrowers hereby represent and warrant that (x) no fact, event or circumstance that may result, directly or indirectly, from such restatement of the Parent's financial statements would reasonably be expected to (A) have a material adverse impact on historical consolidated cash or current or future free consolidated cash flow of the Loan Parties at any time or (B) result in a Material Adverse Effect, and (y) nothing contained in this Section 1.04(a) shall excuse compliance with any covenant or obligation hereunder or in any other Loan Document on and after the Effective Date.

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(b)          All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code" or the "UCC") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine. With respect to any Canadian Collateral, any reference to a term defined under the UCC shall be deemed a reference to the equivalent term under the PPSA.

Section 1.05         Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.

Section 1.06         Obligation to Make Payments in Dollars. All payments to be made by any Loan Party of principal, interest, fees and other Obligations under any Loan Document shall be made in Dollars in same day funds, and no obligation of any Loan Party to make any such payment shall be discharged or satisfied by any payment other than payments made in Dollars in same day funds.

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Article II

THE LOANS

Section 2.01         Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Loans to the Borrowers at any time and from time to time during the term of this Agreement, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment.

(b)          Notwithstanding the foregoing, the aggregate principal amount of Revolving Loans outstanding at any time to the Borrowers shall not exceed the lower of (A) the Total Revolving Credit Commitment and (B) the then current Borrowing Base. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrowers may borrow, repay and reborrow, the Revolving Loans on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

(c)          Anything to the contrary in this Section 2.01 notwithstanding, Administrative Agent shall have the right (but not the obligation) to establish and increase or decrease Reserves. The amount of any Reserve established by Administrative Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained. Prior to establishing or increasing any Reserve, the Administrative Agent shall provide the Administrative Borrower with two (2) Business Days' prior notice; provided, that, at the Administrative Agent's sole discretion, Revolving Loans may not be advanced during such period to the extent doing so would cause an overadvance had the proposed Reserves been implemented.

Section 2.02         Making the Loans. (a) The Administrative Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit C hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is 1 Business Day prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan, (iii) the use of the proceeds of such proposed Loan, and (iv) the proposed borrowing date, which must be a Business Day. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

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(b)          Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $500,000 and shall be in an integral multiple of $250,000 (or, if less, remaining Availability).

(c)          (i)          Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

(ii)         Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Agents and the Lenders, the Borrowers, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in Section 2.02(d); provided, however, that (A) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Revolving Loan, and (B) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Administrative Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Lenders. If the Administrative Agent notifies the Lenders that it will not fund a requested Revolving Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent's Account no later than 2:00 p.m. (New York City time) on the date of the proposed Revolving Loan. The Administrative Agent will make all such requested proceeds of such Revolving Loans available to the Borrowers on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent in the Administrative Agent's Account or the amount funded by the Administrative Agent on behalf of the Lenders to be deposited in an account designated by the Administrative Borrower.

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(iii)        If the Administrative Agent has notified the Lenders that the Administrative Agent, on behalf of the Lenders, will not fund a particular Revolving Loan pursuant to Section 2.02(c)(ii), the Administrative Agent may assume that each such Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Administrative Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Administrative Agent by any such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for 3 Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account.

(iv)        Nothing in this Section 2.02(c) shall be deemed to relieve any Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(d)          (i)          With respect to all periods for which the Administrative Agent has funded Revolving Loans pursuant to Section 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Lender of the unpaid principal amount of the Revolving Loans outstanding as of the end of day on the immediately preceding Business Day prior to the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Lender's initial funding), each Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Lender under this Section 2.02(d) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Lender.

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(ii)         In the event that any Lender fails to make any payment required to be made by it pursuant to Section 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for 3 Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this Section 2.02(d)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

Section 2.03         Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(b)          [Reserved].

(c)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(e)          The entries made in the accounts maintained pursuant to Section 2.03(c) or Section 2.03(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(c) and the accounts maintained pursuant to Section 2.03(d), the accounts maintained pursuant to Section 2.03(d) shall govern and control.

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(f)          Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04         Interest.

(a)          Revolving Loans. Subject to the terms of this Agreement, at the option of the Administrative Borrower, each Revolving Loan shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin. Each Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Loan plus the Applicable Margin.

(b)          [Reserved].

(c)          Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders (provided that no such election shall be required upon the occurrence of a Specified Event of Default), the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(d)          Interest Payment. Interest on each Loan shall be payable monthly, in arrears, on each Interest Payment Date, commencing on the first Business Day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

(e)          General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed. Each Borrower confirms that it fully understands and is able to calculate the rate of interest applicable to the Loans based on the methodology for calculating per annum rates provided for in this Agreement. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day period or any other period of less than a year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the period.

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Section 2.05         Reduction of Commitment; Prepayment of Loans.

(a)          Reduction of Revolving Credit Commitments. The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrowers may reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, and (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02. Each such reduction shall be (1) in an amount which is an integral multiple of $1,000,000 (or by the full amount of the Total Revolving Credit Commitment in effect immediately prior to such reduction if such amount at that time is less than $1,000,000), (2) made by providing not less than 5 Business Days' prior written notice to the Administrative Agent, (3) irrevocable and (4) accompanied by the payment of the Applicable Premium payable in connection with such reduction of the Total Revolving Credit Commitment. Once reduced, the Total Revolving Credit Commitment may not be increased (other than pursuant to Section 2.12). Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

(b)          Optional Prepayment.

(i)          Revolving Loans. The Borrowers may, at any time and from time to time, upon 1 Business Days prior written notice to the Administrative Agent delivered not later than 12:00 noon (New York City time), prepay the principal of any Revolving Loan, in whole or in part. Each prepayment made pursuant to this Section 2.05(b)(i) in connection with a reduction of the Total Revolving Credit Commitment pursuant to Section 2.05(a) above shall be accompanied by the payment of the Applicable Premium payable in connection with such reduction of the Total Revolving Credit Commitment.

(ii)         [Reserved].

(iii)        Termination of Agreement. The Borrowers may, upon at least 10 Business Days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations, in full, plus the Applicable Premium payable in connection with such termination of this Agreement; provided that such notice may provide that it is conditioned upon the consummation of other financing or the consummation of a sale of Equity Interests, in which case, such notice may be revoked or extended by the Administrative Borrower if any such condition is not satisfied prior to the date of termination of this Agreement in such notice. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(iii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations, in full, plus the Applicable Premium payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

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(c)          Mandatory Prepayment. The Borrowers will immediately prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans exceeds the Borrowing Base, to the full extent of any such excess. On each day that any Revolving Loans are outstanding, the Borrowers shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans outstanding on such day (after giving effect to any prepayment of Revolving Loans made on such day). For the avoidance of doubt, the Borrowing Base shall be calculated as set forth in the proviso in Section 7.01(a)(vi).

(d)          Application of Payments. Each prepayment pursuant to Section 2.05(c) above shall be applied to the Revolving Loans, until paid in full. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e)          Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

Section 2.06         Fees.

(a)          Unused Line Fee. From and after the Effective Date and until the Termination Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, monthly in arrears on the first Business Day of each month commencing September 3, 2019, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans outstanding from time to time during the preceding month.

(b)          Applicable Premium.

(i)          Upon the occurrence of an Applicable Premium Trigger Event, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.

(ii)         Any Applicable Premium payable hereunder shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and each Borrower agrees that it is reasonable under the circumstances currently existing. EACH BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

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(iii)        The Borrowers expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in the transaction contemplated by the Financing Agreement for such agreement to pay the Applicable Premium; (D) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans, and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.

(iv)        Nothing contained in this Section 2.06(b) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Loan Document.

(c)          Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner's reasonable out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents; provided, that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse the Agents for more than 4 appraisals and examinations during any calendar year.

(d)          Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrowers shall pay the fees set forth in the Fee Letter.

Section 2.07         LIBOR Option.

(a)          The Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate (the "LIBOR Option") by notifying the Administrative Agent prior to 11:00 a.m. (New York City time) at least 3 Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a LIBOR Rate Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, the last day of the then current Interest Period (the "LIBOR Deadline"). Notice of the Borrowers' election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a LIBOR Notice prior to the LIBOR Deadline. Promptly upon its receipt of each such LIBOR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders. Each LIBOR Notice shall be irrevocable and binding on the Borrowers.

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(b)          Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.04(d). On the last day of each applicable Interest Period, unless the Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at the LIBOR Rate and the Administrative Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(c)          Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than 6 LIBOR Rate Loans in effect at any given time, and (ii) only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

(d)          The Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any application of payments or proceeds of Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

(e)          Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Article II shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

(f)          Unless and until a Replacement Rate is implemented in accordance with clause (g) below, if prior to the commencement of any Interest Period for any LIBOR Rate Loan,

(i)          the Administrative Agent shall have determined that either Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, or adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, including, without limitation, because the Administrative Agent determines that either inadequate or insufficient quotations of the London interbank offered rate exist or the use of "LIBOR" has been discontinued (any determination of Administrative Agent to be conclusive and binding absent manifest error), or

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(ii)         the Administrative Agent shall have received notice from the Required Lenders that LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall give written notice to the Administrative Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) the obligations of the Lenders to make LIBOR Rate Loans, or to continue or convert outstanding Loans as or into LIBOR Rate Loans, shall be suspended and (B) all such affected Loans shall be converted into Reference Rate Loans on the last day of the then current Interest Period applicable thereto.

(g)          Notwithstanding anything to the contrary contained herein, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances described in Section 2.07(f)(i) or (f)(ii) have arisen and such circumstances are unlikely to be temporary, (ii) syndicated loans currently being executed, or that include language similar to that contained in Section 2.07(f), are being executed or amended (as applicable), to incorporate or adopt a new benchmark interest rate to replace LIBOR or (iii) the supervisor for the administrator of LIBOR or a Governmental Authority has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent, in consultation with the Administrative Borrower, shall endeavor to establish an alternate index rate (the "Replacement Rate") that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time, in which case the Replacement Rate shall, subject to the following provisions of this Section 2.07(g), replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 2.07(f)(i), (f)(ii), (g)(i), (g)(ii) or (g)(iii) occurs with respect to the Replacement Rate or (B) the Required Lenders through the Administrative Agent notify the Administrative Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of making, funding or maintaining the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Administrative Borrower as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.07(g). Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any Lender so long as the Administrative Agent shall not have received, within five (5) Business Days after the date notice such amendment is provided to the Lenders, a written notice from Required Lenders stating that they object to such amendment (which amendment shall not be effective prior to the end of such five (5) Business Day notice period). To the extent the Replacement Rate is adopted as contemplated hereby, the Replacement Rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent no prevailing market convention exists or such prevailing market convention is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Administrative Borrower. If the Administrative Agent makes a determination described in clause (i), (ii) or (iii) above, until a Replacement Rate has been determined and an amendment with respect thereto has become effective in accordance with the terms and conditions of this paragraph, (x) any notice from a Borrower that requests the conversion of any Reference Rate Loan to, or continuation of any LIBOR Rate Loan as, a LIBOR Rate Loan shall be ineffective, and (y) if any notice of borrowing requests a LIBOR Rate Loan, such Loan shall be made as a Reference Rate Loan. Notwithstanding anything contained herein to the contrary, if such Replacement Rate as determined in this paragraph is determined to be less than 0.00% per annum, such rate shall be deemed to be 0.00% per annum for the purposes of this Agreement.

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Section 2.08         Funding Losses. In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Notice of Borrowing or LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

Section 2.09         Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an "Additional Amount") necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

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(c)          The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed or asserted on or attributable to any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid in full within 10 days from the date on which any such Person makes written demand therefore. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d)          (i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that a Borrower is the Parent or a Domestic Subsidiary,

(A)         any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Lender that is not a U.S. Person (a "Foreign Lender") shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

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(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2)         executed copies of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 hereto to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)         to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so.

(e)          Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(g)          The obligations of the Loan Parties under this Section 2.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction, or discharge of all Obligations under any Loan Document.

Section 2.10         Increased Costs and Reduced Return. (a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on or measured by the overall net income of such Secured Party or any Person controlling such Secured Party), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

(b)          If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party's or such other controlling Person's capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Secured Party's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party's or such other controlling Person's capital.

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(c)          All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party's reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d)          The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.11         Changes in Law; Impracticability or Illegality

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(a)          The LIBOR Rate may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give the Administrative Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Administrative Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (ii) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09).

(b)          In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans of the same type hereunder, and (ii) the Borrowers shall not be entitled to elect the LIBOR Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so.

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(c)          The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.12         Accordion.

(a)          At the option of Borrowers (but subject to the conditions set forth in clause (b) below), the Revolving Credit Commitments may be increased by an amount in the aggregate for all such increases of the Revolving Credit Commitments not to exceed the Available Increase Amount (each such increase, an "Increase"). Administrative Agent shall invite each Lender to increase its Revolving Credit Commitments (it being understood that no Lender shall be obligated to increase its Revolving Credit Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their Revolving Credit Commitments in connection with such proposed Increase, then Administrative Agent may invite any prospective lender who is satisfactory to Administrative Agent in its sole discretion to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof. In no event may the Revolving Credit Commitments be increased pursuant to this Section 2.12 on more than 3 occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Revolving Credit Commitments exceed $15,000,000.

(b)          Each of the following shall be conditions precedent to any Increase of the Revolving Credit Commitments in connection therewith:

(i)          Administrative Agent has obtained the commitment of one or more Lenders (or other prospective lenders) satisfactory to Administrative Agent in its sole discretion to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Administrative Agent have signed a joinder agreement to this Agreement (an "Increase Joinder"), in form and substance reasonably satisfactory to Administrative Agent, to which such Lenders (or prospective lenders), Borrowers, and Administrative Agent are party,

(ii)         each of the conditions precedent set forth in Section 5.02 are satisfied,

(iii)        Borrowers have delivered to Administrative Agent updated pro forma Projections (after giving effect to the applicable Increase) for Parent and its Subsidiaries evidencing compliance on a pro forma basis with Section 7.03 for the 4 fiscal quarters (on a quarter-by-quarter basis) immediately following the proposed date of the applicable Increase, and

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(iv)        Borrowers shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased Revolving Credit Commitments with respect to the interest margins applicable to Revolving Loans to be made pursuant to the increased Revolving Credit Commitments (which interest margins may be higher than or equal to the interest margins applicable to Revolving Loans set forth in this Agreement immediately prior to the date of the increased Revolving Credit Commitments (the date of the effectiveness of the increased Revolving Credit Commitments, the "Increase Date")) and shall have communicated the amount of such interest margins to Administrative Agent. Any Increase Joinder may, with the consent of Administrative Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.12 (including any amendment necessary to effectuate the interest margins for the Revolving Loans to be made pursuant to the increased Revolving Credit Commitments). Anything to the contrary contained herein notwithstanding, if the interest margin that is to be applicable to the Revolving Loans to be made pursuant to the increased Revolving Credit Commitments are higher than the interest margin applicable to the Revolving Loans immediately prior to the applicable Increase Date (the amount by which the interest margin is higher, the "Excess"), then the interest margin applicable to the Revolving Loans immediately prior to the Increase Date shall be increased by the amount of the Excess, effective on the applicable Increase Date, and without the necessity of any action by any party hereto.

(c)          Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolving Credit Commitments pursuant to this Section 2.12.

(d)          Each of the Lenders having a Revolving Credit Commitment prior to the Increase Date (the "Pre-Increase Revolver Lenders") shall assign to any Lender which is acquiring a new or additional Revolving Credit Commitment on the Increase Date (the "Post-Increase Revolver Lenders"), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolving Credit Commitments.

(e)          The Revolving Loans and Revolving Credit Commitments established pursuant to this Section 2.12 shall constitute Revolving Loans and Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Administrative Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Revolving Credit Commitments.

Section 2.13         Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10, then such Lender shall (at the request of the Administrative Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)          If any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above, or if any Lender is a Defaulting Lender, then the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.09 or Section 2.10) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)          the Borrowers shall have paid to the Agents any assignment fees specified in Section 12.07;

(ii)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.08 and Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)        in the case of any such assignment resulting from payments required to be made pursuant to Section 2.09 or a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)        such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Administrative Borrower to require such assignment and delegation cease to apply.

Article III

[INTENTIONALLY OMITTED]

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Article IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;
JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01         Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day may, in the Administrative Agent's discretion, be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed a Revolving Loan hereunder made by the Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

(b)          The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

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Section 4.02         Sharing of Payments. Except as provided in Section 2.02 hereof and in the Fee Letter, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 4.03         Apportionment of Payments. Subject to Section 2.02 hereof:

(a)          All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b)          After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Revolving Loans until paid in full; (vi) sixth, ratably to pay principal of the Revolving Loans until paid in full; (vii) seventh, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; and (viii) eighth, to the ratable payment of all other Obligations then due and payable.

(c)          For purposes of Section 4.03(b), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

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(d)          In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern.

Section 4.04         Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)          Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.

(b)          The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender's benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender's Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender's Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.

(c)          The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

(d)          This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrowers shall have waived such Defaulting Lender's default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.

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Section 4.05         Administrative Borrower; Joint and Several Liability of the Borrowers.

(a)          Each Borrower hereby irrevocably appoints KIM, as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(b)          Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

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(c)          The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(d)          Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations (other than Contingent Indemnity Obligations) have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations (other than Contingent Indemnity Obligations).

Article V

CONDITIONS TO LOANS

Section 5.01         Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a)          Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

(b)          Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties made to any Secured Party contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c)          Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Secured Party.

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(d)          Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i)          the Security Agreement and the Canadian Pledge Agreement, together with all original stock certificates representing the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(ii)         evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC 1 or the applicable PPSA form in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document;

(iii)        a Canadian Security Agreement, together with the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer, together with evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements under the PPSA;

(iv)        the results of searches for any effective UCC or PPSA financing statements, tax Liens or judgment Liens filed against any Loan Party (other than the Specified Loan Parties) or its property, which results shall not show any such Liens (other than Permitted Liens);

(v)         a Perfection Certificate;

(vi)        the Disbursement Letter;

(vii)       the Fee Letter;

(viii)      the Intercompany Subordination Agreement;

(ix)         each of the Equity Documents together with any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated by any of Equity Documents;

(x)          a certificate of an Authorized Officer of each Loan Party (other than the Specified Loan Parties), certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party (other than the Specified Loan Parties) certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, including, without limitation, in the case of the Parent, the Warrants, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b);

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(xi)         a certificate of the chief financial officer of the Parent (A) attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(dd)(ii) and (B) certifying that after giving effect to all Loans to be made on the Effective Date, the repayment of each Existing Credit Facility and the payment of all fees and expenses relating to this Agreement, (1) the Availability is not be less than $10,000,000 and (2) all liabilities of the Loan Parties are current in accordance with the Loan Parties' ordinary course of business and consistent with past practice;

(xii)        a certificate of the chief financial officer of the Parent, certifying as to the solvency of the Loan Parties on a consolidated basis (after giving effect to the Loans made on the Effective Date);

(xiii)       a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of such Loan Party in such jurisdictions, in each case to the extent generally available in such jurisdictions;

(xiv)       an opinion of (A) Reed Smith LLP, (B) Holley, Driggs, Walch, Fine, Puzey, Stein & Thompson, (C) McAllister Garfield, P.C., and (D) Osler Hoskin and Harcourt, LLP, in each case, as to such matters as the Collateral Agent may reasonably request, including, without limitation, the Warrants;

(xv)        evidence of the insurance coverage required by Section 7.01 and the terms of the Security Documents and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may reasonably request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice (10 days' in the case of non-payment) to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

(xvi)       [reserved];

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(xvii)      evidence of the payment in full of all Indebtedness under the Existing Credit Facility, together with (A) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Loan Parties and the Existing Lenders, (B) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (C) UCC 3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral;

(xviii)     all Control Agreements that, in the reasonable judgment of the Agents, are required for the Loan Parties to comply with the Loan Documents as of the Effective Date, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution;

(xix)        a Borrowing Base Certificate as of August 9, 2019;

(xx)         a takedown audit for Eligible Accounts and Eligible Inventory for the period ended July 31, 2019 (with the ineligibles calculated based on results for the month of June 2019);

(xxi)        a Credit Card Acknowledgment, in form and substance satisfactory to the Collateral Agent, duly executed by each Credit Card Processor and the applicable Loan Party; and

(xxii)       such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e)          Parent Indebtedness. Each condition precedent under the Parent Indebtedness Exchange Agreement shall have been satisfied, and each of the Parent Note, the Parent Note Intercreditor Agreement, the Parent Indebtedness Exchange Agreement and any other document executed in connection therewith, in each case, in form and substance reasonably satisfactory to the Agents shall be in full force and effect. The Agents shall have received a certificate of an Authorized Officer of the Administrative Borrower certifying that (A) the attached copies of the Parent Note, the Parent Note Intercreditor Agreement, the Parent Indebtedness Exchange Agreement and such other documents are true, complete and correct copies thereof and (B) such note, agreements and documents remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such note, agreement or document;

(f)          Material Adverse Effect. No Material Adverse Effect shall have occurred since August 31, 2018.

(g)          Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans shall have been obtained and shall be in full force and effect.

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(h)          Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

(i)          Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for, and shall have had an opportunity to meet with, key management of each Loan Party.

(j)          Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion.

Section 5.02         Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner reasonably satisfactory to the Administrative Agent, of each of the following conditions precedent:

(a)          Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan that: (i) the representations and warranties made to any Secured Party contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

(b)          Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(c)          Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

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Section 5.03         Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03):

(a)          Within one hundred fifty (150) days after the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received evidence satisfactory to it, in form and substance reasonably satisfactory to the Collateral Agent, that the Parent and its Subsidiaries are in compliance with each of the Specified Requirements.

(b)          After the Effective Date, the Loan Parties shall (i) use commercially reasonable efforts to cause certain bank accounts of the Loan Parties, as mutually agreed in writing by the Collateral Agent and the Borrowers on the Effective Date, to be closed, and (ii) promptly deliver evidence of such account closures to the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent.

(c)          The Loan Parties shall use commercially reasonable efforts to deliver, within thirty (30) days after the first date on which the Cash Management Reserve is no longer in effect (or such later date as determined by the Collateral Agent in its sole discretion), account debtor notification letters in the form of Exhibit F, duly executed by the applicable Loan Party, to each of the Loan Parties' customers.

(d)          On or prior to December 31, 2019 (or such later date as determined by the Collateral Agent in its sole discretion), the Loan Parties shall (i) cause each Specified Loan Party to be dissolved, and (ii) deliver evidence of such dissolutions to the Agents in form and substance reasonably satisfactory to the Agents.

(e)          On or prior to August 31, 2019 (or such later date as determined by the Collateral Agent in its sole discretion), the Loan Parties shall deliver to the Collateral Agent the financial statements and the other items described in Section 7.01(a)(i) for the month ended June 30, 2019.

(f)          On or prior to September 13, 2019 (or such later date as determined by the Collateral Agent in its sole discretion), the Loan Parties shall deliver to the Collateral Agent the financial statements and the other items described in Section 7.01(a)(i) for the month ended July 31, 2019.

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(g)          Within 45 Business Days after the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received (i) a Control Agreement with respect to bank accounts of the Canadian Loan Party and (ii) evidence satisfactory to the Agents that a Process Agent has been properly appointed by each Foreign Loan Party in accordance with Section 12.10(c).

Article VI

REPRESENTATIONS AND WARRANTIES

Section 6.01         Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:

(a)          Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing (if applicable) under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)          Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clauses (ii)(C) and (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)          Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(d)          Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

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(e)          Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Parent and each of its Subsidiaries and the issued and outstanding Equity Interests of the Parent and each of its Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Parent and each of its Subsidiaries have been validly issued and are fully paid and nonassessable (if applicable), and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Parent are owned by the Parent free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent or any of its Subsidiaries.

(f)          Litigation. Except as set forth in Schedule 6.01(f), there is no pending or, to the knowledge of any Loan Party, threatened (in writing) action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g)          Financial Statements.

(i)          The Financial Statements, copies of which have been delivered to each Agent (for further delivery to each Lender), fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (subject, in the case of quarterly and monthly financial statements, to the absence of footnotes and normal year-end adjustments). As of the Effective Date, all material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements. Since August 31, 2018, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii)         The Parent has heretofore furnished to each Agent and each Lender (A) projected monthly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from the Effective Date, through August, 2020, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2019 through 2024, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii).

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(h)         Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any material Requirement of Law, or (iii) any term of any material Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no default or event of default has occurred and is continuing thereunder. Each Loan Party and its Subsidiaries hereby specifically represent that they collectively, to the fullest extent necessary for the satisfaction of their obligations under this Agreement, are familiar with the Requirements of Law related to Cannabis, Hemp, Marijuana, Vape Devices, and Vaping in each state, or province, in which they conduct business.

(i)          ERISA. Except as set forth on Schedule 6.01(i), (i) each Loan Party and each Employee Plan is in compliance with all Requirements of Law in all material respects, including ERISA, the Internal Revenue Code and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan, other than ERISA Events that could not reasonably be expected to result in a material liability to any Loan Party or any of its ERISA Affiliates, (iii) except as could not reasonably be expected to result in a material liability to any Loan Party or any of its ERISA Affiliates, the most recent annual report (Form 5500 Series) with respect to each Pension Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Pension Plan, and since the date of such report, there has been no material adverse change in such funding status, (iv) except as could not reasonably be expected to result in a material liability to any Loan Party or any of its ERISA Affiliates, copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, and (v) except as could not reasonably be expected to result in a material liability to any Loan Party or any of its ERISA Affiliates, each Employee Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code, (vi) no Loan Party or any of its ERISA Affiliates has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid, (vii) except as could not reasonably be expected to result in a material liability to any Loan Party or any of its ERISA Affiliates, there are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course, internal appeals of such claims and domestic relations order proceedings) asserted or instituted against (A) any Employee Plan or its assets, (B) to the knowledge of any Loan Party, any fiduciary with respect to any Employee Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan, and (viii) except as required by Section 4980B of the Internal Revenue Code and could not reasonably be expected to result in a material liability to any Loan Party or any of its ERISA Affiliates, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides medical, dental, life or vision benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or has any obligation to provide any such benefits for any current employee after such employee's termination of employment other than (A) as required by Requirements of Law, and (B) coverage through the end of the month of retirement or other termination of employment or service.

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(j)          Canadian Pension Plan. No Loan Party maintains, administers, contributes to, participates in or has any liability in respect of any Canadian Pension Plan.

(k)          Taxes, Etc. (i) All federal and state income and other material Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been timely filed (taking into account applicable extensions) and (ii) all Taxes imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the date hereof have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $1,000,000, and (B) Taxes not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, that are being contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(l)          Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(m)         Nature of Business. No Loan Party is engaged in any business other than Permitted Business.

(n)          Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has or could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(o)          Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization, approval, entitlement or accreditation necessary to the operation of the business of the Loan Parties, and there is no claim that any thereof is not in full force and effect.

(p)          Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear and casualty excepted.

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(q)          Employee and Labor Matters. Except as set forth on Schedule 6.01(q), (i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no material unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other material labor dispute pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary, (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board, the Labour Relations Board of British Colombia, or any other labor relations tribunal or authority, and (vi) there are no outstanding claims, complaints, assessments or investigations against the Loan Parties or their Subsidiaries under the British Columbia Workers' Compensation Act and Occupational Health and Safety Regulation, Employment Standards Act, Labour Relations Code, Human Rights Code or other comparable legislation, nor are there any claims, complaints, assessments, or investigations filed against the Loan Parties or their Subsidiaries with the British Columbia courts, boards and tribunals which govern the aforementioned legislation and regulations. No Loan Party or Subsidiary has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or any similar Requirement of Law which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

(r)          Environmental Matters. Except as set forth on Schedule 6.01(r), (i) no Loan Party or any of its Subsidiaries is in material violation of any Environmental Law, (ii) each Loan Party and its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith could not reasonably be expected to result in any material Environmental Claim or Environmental Liability; (iii) to the knowledge of the Loan Parties or its Subsidiaries, there has been no Release of Hazardous Materials at any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (iv) neither any Loan Party nor any of its Subsidiaries has received written notice of any pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to result in any material Environmental Claim or Environmental Liability; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits, and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries.

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(s)          Insurance. Each Loan Party maintains all insurance required by Section 7.01(h). Schedule 6.01(s) sets forth a list of all such insurance maintained by or for the benefit of each Loan Party on the Effective Date.

(t)          Use of Proceeds. The proceeds of the Loans shall be used to (a) refinance the Existing Credit Facility, (b) pay fees and expenses in connection with the transactions contemplated hereby and (c) fund working capital of the Borrowers; provided that the proceeds of the Loans shall not be used for the purpose of, either directly or indirectly, engaging in any unlawful or illegal activity, including but not limited to conduct that violates any Cannabis-, Hemp- or Marijuana-related laws or regulations in any state, or province, in which they conduct business.

(u)          Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, the Loan Parties on a consolidated basis are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(v)         Intellectual Property. Except as set forth on Schedule 6.01(v), each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon, misappropriation of, or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party; and (ii) each common law trademark and each material work of authorship owned by each Loan party and which is not Registered Intellectual Property. All Intellectual Property that is issued, registered, applied-for or material to the operation of the business is, to the knowledge of each Loan Party, valid and enforceable. Except where specifically indicated on Schedule 6.01(v), all Intellectual Property material to the operation of the business is free and clear of any Lien, except for Permitted Liens. No trademark, trade name or other advertising device, product, process, method, substance, part or other Intellectual Property that is material to the operation of the business now employed, or now contemplated to be employed, by any Loan Party infringes upon, misappropriates or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements, misappropriations, conflicts, claims and litigation which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All trademarks that are material to the business have been used continuously since their registration or first use. To the knowledge of each Loan Party, no patent, industrial design, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(w)          Material Contracts. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each Material Contract (i) as of the Effective Date, is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, except as permitted by Section 7.02(m), and (iii) is not in material default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

(x)          Investment Company Act. None of the Loan Parties is (i) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(y)          Customers and Suppliers. There exists no actual or threatened in writing termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, in each case which could reasonably be expected to result in a Material Adverse Effect.

(z)          Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, or employees, nor, to the knowledge of any Loan Party, any of their respective agents or Affiliates, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) is a "Foreign Shell Bank" within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (v) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws and Anti-Money Laundering Laws. Each Loan Party and each Subsidiary is in compliance with all Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects. Each Loan Party and each Affiliate, officer, employee or director acting on behalf of any Loan Party is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, Canadian and all other applicable sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any applicable sanctions.

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(aa)         Anti-Bribery and Corruption.

(i)          Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.

(ii)         Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws.

(iii)        To the best of each Loan Party's knowledge and belief, there is no pending or, to the best knowledge of any Loan Party, threatened in writing action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(iv)        The Loan Parties will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

(bb)         Accounts. With respect to the Accounts pledged as Collateral pursuant to any Loan Document (i) the amounts shown on all invoices, statements and reports which may be delivered to the Administrative Agent with respect thereto are actually and absolutely owing to a Borrower as indicated thereon and are not in any way contingent except as otherwise clearly indicated thereon; (ii) no payments have been or shall be made thereon except payments delivered to Administrative Agent as and when required hereunder; and (iii) to each Borrower's knowledge, all Account Debtors have the capacity to contract. As of the date of each Borrowing Base Certificate delivered to Administrative Agent, each Account listed thereon as an Eligible Account is an Eligible Account.

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(cc)         Credit Card Agreements. Set forth in Schedule 6.01(cc) is a correct and complete list of (i) all of the Credit Card Agreements existing as of the Effective Date between and/or among any Loan Party, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, and (ii) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Loan Party to operate its business as presently conducted with respect to credit cards and debit cards and no Account of the Loan Parties arise from purchases by customers of with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom any Loan Party has entered into one of the Credit Card Agreements set forth on Schedule 6.01(cc) hereto or with whom each Loan Party has entered into a Credit Card Agreement in accordance with this Section 6.01(cc). Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and by general principles of equity. To the knowledge of each Loan Party, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Each Loan Party and, to each Loan Party's knowledge, the other parties thereto, have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Loan Party to be entitled to receive all payments thereunder. The Loan Parties have delivered, or caused to be delivered to the Agents, true, correct and complete copies of all of the Credit Card Agreements.

(dd)         Full Disclosure.

(i)          Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers' industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading.

(ii)         Projections have been prepared in good faith on a basis that is believed by the Loan Parties to be, and based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and Parent is not be aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties' control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.

The parties hereby agree that each reference to "Loan Parties" in Article VI shall exclude the Specified Loan Parties; provided, that, for the avoidance of doubt, the Specified Loan Parties shall be included as Subsidiaries of Loan Parties.

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Article VII

COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS

Section 7.01         Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a)          Reporting Requirements. Furnish to each Agent and each Lender:

(i)          as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared consolidated balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(ii)         as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Effective Date, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

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(iii)        as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Agents (which opinion shall be without (1) a "going concern" or like qualification or exception, including any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (other than as a result of the stated maturity date of this Agreement or the Parent Notes occurring within 12 months of the date of such audit), (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03, together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default, describing the nature thereof;

(iv)        simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent in substantially similar form as that annexed hereto as Exhibit G (a "Compliance Certificate"):

(A)         stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto,

(B)         in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), including a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and

(C)         in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and evidence that such insurance coverage meets the requirements set forth in Section 7.01, each Security Document and each Mortgage, together with such other related documents and information as the Administrative Agent may reasonably require, and (2) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

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(v)         as soon as available and in any event within 15 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete (A) listing all Accounts of the Loan Parties as of the last day of such fiscal month, which shall include the amount and age of each such Account, showing separately those which were more than 30, 60, 90 and 120 days old as of the last day of such fiscal month and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, such other information as any Agent may reasonably request, (B) listing all accounts payable of the Loan Parties as of the last day of such fiscal month which shall include the amount and age of each such account payable, and such other information as any Agent may reasonably request, and (C) listing all Inventory of the Loan Parties as of the last day of such fiscal month, and containing a breakdown of such Inventory by type and amount, the cost value thereof (by location), the warehouse and production facility location and such other information as any Agent may request, all in detail and in form reasonably satisfactory to the Agents;

(vi)        as soon as available and in any event within 3 Business Days following the end of each week commencing with the first week ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may reasonably request from time to time, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date that is 1 Business Day after the date such Borrowing Base Certificate is duly received by the Agents but not including the date that is 1 Business Day after the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless (x) any Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Administrative Borrower or (y) the Administrative Agent establishes or increases any Reserve and (B) in the event of (x) any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, such Agent's good faith judgment shall control and (y) establishment or increase of any Reserve, after the 2 Business Day period set forth in Section 2.01(c), the Borrowing Base shall be calculated with giving effect to such Reserves;

(vii)       as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Authorized Officer of the Parent (A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 6.01(dd)(ii) are true and correct with respect to the Projections;

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(viii)      promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than (A) routine inquiries by such Governmental Authority, (B) to the extent prohibited by applicable Requirements of Law or written request of any Governmental Authority having authority over such Loan Party, or (C) to the extent such documents and information is subject to attorney-client or similar privilege;

(ix)         promptly and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(x)          promptly and in any event: (A) at least 10 Business Days prior to any event or development that could reasonably be expected to result in or constitute an ERISA Event, and, to the extent not reasonably expected, within 5 Business Days after the occurrence of any ERISA Event, notice of such ERISA Event (in reasonable detail), (B) within three days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by any Loan Party or any of its ERISA Affiliates of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) within 10 Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan, (D) within 3 Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) within 10 Business Days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party;

(xi)         promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator involving any Loan Party, any of its Subsidiaries or any of their respective properties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xii)        promptly and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any new Material Contracts and any material notices that any Loan Party executes or receives in connection with any Material Contract;

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(xiii)       promptly and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xiv)      promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Material Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange and (B) the receipt thereof, a copy of any material notice received from any holder of its Material Indebtedness;

(xv)       promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xvi)      promptly upon request, any certification or other evidence reasonably requested from time to time by any Lender, confirming the Borrowers' compliance with Section 7.02(s);

(xvii)     simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(r), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Agents;

(xviii)    promptly and in any event within two (2) Business Days after obtaining knowledge thereof, any loss, damage or destruction in excess of $500,000 of any of the Collateral;

(xix)       simultaneously with the delivery of the Borrowing Base Certificate in accordance with clauses (vi) of this Section 7.01(a): (i) copies of all entries to the sales journal and the cash receipt journal; (ii) copies of all credit memos; and (iii) copies of all invoices in excess of five thousand dollars ($5,000), together with proof of delivery, in each case as and for the immediately preceding fiscal month;

(xx)        on the date that is 60 days prior to the scheduled maturity date of the Parent Notes, (i) a Cash Flow Forecast as of such date and (ii) if such Cash Flow Forecast does not demonstrate, in a manner satisfactory to the Agents in their sole discretion, that the Parent Indebtedness would be paid in full on the scheduled maturity date thereof, a management plan, in form and substance acceptable to the Agents in their sole discretion, which shall provide in reasonable detail the Borrowers' sources of debt and/or equity financing permitted hereunder in an amount sufficient to pay in full the Parent Indebtedness on or prior to the stated maturity date thereof, together with copies of documentation for legally binding commitments for such debt and/or equity financing, in form and substance acceptable to the Agents in their sole discretion;

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(xxi)       as soon as available, but in any event not later than 5 Business Days after receipt by any Loan Party, the monthly statements received by any Loan Party from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto reasonably requested by the Administrative Agent as shall be reasonably sufficient to enable the Agents to monitor the transactions pursuant to the Credit Card Agreements;

(xxii)      promptly and in any event within 2 Business Days after receipt or delivery thereof, copies of any material notices that any Loan Party receives or delivers in connection with any leased real property subject to a landlord waiver or collateral access agreement;

(xxiii)     promptly and in any event within 2 Business Days after receipt or delivery thereof, copies of any material notices that any Loan Party receives or delivers in connection with any Cash Management Account;

(xxiv)     promptly and in any event within 3 Business Days after the last Business Day of each week ending on or prior to November 29, 2019, a Cash Flow Forecast, current as of the close of business on the last Business Day of the immediately preceding week;

(xxv)      promptly and in any event within 3 Business Days after the last Business Day of each month commencing on December 31, 2019, a Cash Flow Forecast, current as of the close of business on the last Business Day of the immediately preceding month; and

(xxvi)     promptly upon request, such other information concerning the condition or operations, financial or otherwise (including, without limitation, receivable schedules, copies of invoices to Account Debtors, shipping documents, and delivery receipts), of any Loan Party as any Agent may from time to time may reasonably request.

(b)          Additional Borrowers, Guarantors and Collateral Security. Cause:

(i)          each Subsidiary of any Loan Party not in existence on the Effective Date (other than any Excluded Subsidiary) to execute and deliver to the Collateral Agent promptly and in any event within 15 days after the formation or acquisition thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower (in the case of any Subsidiary organized in the United States or Canada, or any other jurisdiction agreed in writing by the Administrative Agent) or a Guarantor, (B) a supplement to the Security Agreement (or security documents reasonably acceptable to the Collateral Agent, in each case, governed by the laws of the organization or formation of such Subsidiary, the "Foreign Collateral Documents"), together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the applicable Security Document, (2) undated stock powers (or equivalent) for such Equity Interests executed in blank with signature guaranteed, and (3) such customary opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be reasonably required by the Collateral Agent with respect to each such real property; provided, that with respect to this clause (C), such deliverables shall be required within 45 days (or such longer period as the Collateral Agent may agree to in its sole discretion) of the formation or acquisition of such new Subsidiary, (D) Credit Card Acknowledgements with respect to any Credit Card Agreements of such Subsidiary, (E) an acknowledgement to the Parent Note Intercreditor Agreement; and (F) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Document or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

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(ii)         each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 15 days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Security Agreement) or a similar pledge amendment constituting a Foreign Collateral Document, as applicable, together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the applicable Security Document, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such customary opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent.

Notwithstanding anything herein or in the other Loan Documents to the contrary, the term "Collateral" shall not include, and no Loan Party is pledging, nor granting a security interest in, (i) any of such Loan Party's right, title or interest in any license, contract or agreement to which such Loan Party is a party on the Effective Date or with respect to any Subsidiary that becomes a Loan Party after the Effective Date, on such date it becomes a Loan Party (in each case, to the extent not entered into in contemplation hereof), or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (A) has been waived or (B) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Uniform Commercial Code or other applicable provisions of the Uniform Commercial Code or the PPSA of any relevant jurisdiction or any other applicable law (including the Debtor Relief Laws) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Loan Party shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent's unconditional continuing security interest in and liens upon any rights or interests of a Loan Party in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, (ii) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (iii) any asset or property right of such Loan Party of any nature to the extent that any applicable Requirement of Law prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or other applicable provisions of the Uniform Commercial Code or the PPSA of any relevant jurisdiction or any other applicable law (including the Debtor Relief Laws) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such Requirement of Law, the Collateral shall include, and such Loan Party shall be deemed to have granted a security interest in, all such right, title and interest as if such Requirement of Law had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent's unconditional continuing security interest in and liens upon any rights or interests of a Loan Party in or to the proceeds of, or any monies due or to become due under, any such asset or property, (iv) Excluded Accounts, (v) any assets subject to Liens permitted by clauses (e) or (u) of the definition of "Permitted Liens" if, to the extent and for so long as the grant of the security interest on such assets would constitute or result in a breach of, a default under, the definitive documentation creating such Liens or other arrangements governing such Liens (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or other applicable provisions of the Uniform Commercial Code or the PPSA of any relevant jurisdiction or any other applicable law (including the Debtor Relief Laws) or principles of equity), (vi) any property or asset as to which the Collateral Agent and the Administrative Borrower reasonably agree in writing that the cost of obtaining a security interest in such asset or the perfection of such security interest are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, (vii) all leasehold interests in real property, (viii) any fee interest in any real property with a Current Value less than $1,000,000, and (ix) commercial tort claims having a value less than $50,000 (the assets described in clauses (i) through (ix), collectively, the "Excluded Collateral").

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(c)          Compliance with Laws; Payment of Taxes.

(i)          Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing).

(ii)         With respect only to Borrowers, (A) ensure that all products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of any Borrower or Guarantor or any of their direct or indirect Subsidiaries that are subject to the jurisdiction of any Governmental Authority shall be designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance in all material respects with all Requirements of Law relating to or concerning Cannabis, Hemp, Marijuana, Vape Devices, or Vaping and (B) after the 150th day following the Effective Date, comply with each Specified Requirement.

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(iii)        Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $1,000,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)          Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries (except as otherwise permitted under Section 7.02(c)(i)) to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e)          Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f)          Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time, in the absence of an Event of Default upon reasonable prior written notice to the applicable Loan Party, during normal business hours, at the expense of the Borrowers (subject to the proviso set forth in Section 2.06(c)), to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, Accounts, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives; provided that so long as no Event of Default has occurred and is continuing, such examination, audit, inspection, valuation and appraisal shall not materially infringe on such Subsidiary's ability to conduct its business in the ordinary course. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

(g)          Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, in each case except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

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(h)          Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, flood, rent, worker's compensation and business interruption insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with (other than with respect to director and officer policies) the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' (10 days' in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i)          Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.

(j)          Environmental.

(i)          Keep the Collateral free of any Environmental Lien;

(ii)         Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are necessary or required in the proper conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits in all material respects, except to the extent a failure to do so would not be expected to result in any material Environmental Liabilities or any Environmental Claims;

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(iii)        Take all commercially reasonable steps to prevent any Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries that could reasonably be expected to result in material Environmental Liabilities.

(iv)        Provide the Collateral Agent with written notice within ten (10) days of any of the following: (A) discovery of any Release of a Hazardous Material at, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) an Environmental Claim against or Environmental Liabilities of any Loan Party, Subsidiary or predecessor in interest that could reasonably be expected to result in any material Environmental Claim or Environmental Liability; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.

(k)          Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on August 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(l)          Landlord Waivers; Collateral Access Agreements. At any time any Collateral with a book value in excess of $100,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance reasonably satisfactory to the Collateral Agent.

(m)          After Acquired Real Property. Upon the acquisition by any Loan Party after the date hereof of any fee interest in any real property (wherever located) (each such interest being a "New Facility") with a Current Value (as defined below) in excess of $1,000,000, promptly, but in any event within five (5) Business Days, so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Person that has acquired such New Facility shall promptly, but in any event within 45 Business Days (or such longer period as determined by the Collateral Agent in its sole discretion), furnish the same to the Collateral Agent. The Borrowers shall pay all reasonable fees and expenses, including, without limitation, reasonable and documented out-of-pocket attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(m).

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(n)          Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(i)          Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(ii)         Comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii)        Neither Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any Person acting on behalf of any Loan Party will engage in any activity that would breach any Anti-Corruption Law.

(iv)        Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.

(v)         Not directly or indirectly use, lend or contribute the proceeds of any Loan for any purpose that would breach any Anti-Corruption Law.

(vi)        [Reserved].

(vii)       In order to comply with the "know your customer/borrower" requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with the Administrative Agent, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws.

(o)          Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in a meeting with the Agents and the Lenders at the Borrowers' corporate offices (or at such other location as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders.

(p)          Borrowing Base. Maintain all Revolving Loans in compliance with the then current Borrowing Base.

(q)          New Customers. Upon entering into any contract with a customer who is not a customer on the Effective Date, the applicable Borrower shall use commercially reasonable efforts to deliver an account debtor notification letter in the form of Exhibit F, duly executed by the applicable Borrower, to such new customer and promptly deliver a copy of such letter to the Collateral Agent.

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(r)          Credit Card Agreements. Each of the Loan Parties shall: (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, that could reasonably be expected to cause a material default under or material breach of any of the terms of any of the Credit Card Agreements; (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, or materially modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any such Loan Party may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Loan Party; provided that such Loan Party shall give the Agents not less than 15 days' prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements, and (ii) any Loan Party may modify or amend any of the Credit Card Agreements, so long as such modification or amendment does not give the Credit Card Issuer or Credit Card Processor party thereto in any material respect greater rights to set-off against amounts otherwise payable to such Loan Party or greater rights to cease or suspend payments to such Loan Party; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuers or Credit Card Processors unless (i) the Agents shall have received not less than 30 days' prior written notice of the intention of such Loan Party to enter into such agreement (together with such other information with respect thereto as the Agents may request) and (ii) such Loan Party delivers, or causes to be delivered to the Agents, a Credit Card Acknowledgment in favor of the Collateral Agent; and (e) furnish to the Agents, promptly upon the request of any Agent, such information and evidence as any Agent may reasonably require from time to time concerning the observance, performance and compliance by such Loan Party or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

(s)          Further Assurances. Subject to the applicable limitations set forth in the Loan Documents, take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

Section 7.02         Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

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(a)          Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b)          Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)          Fundamental Changes; Dispositions.

(i)          Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that any wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 10 Business Days (or such shorter period agreed in writing by the Collateral Agent) prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (or equivalent Governmental Authority) (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or immediately after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected in any material respect by such merger, consolidation or amalgamation and (E) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation; provided, further, that any Specified Loan Party may dissolve so long as (1) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such dissolution, (2) any assets and property of such Specified Loan Party is transferred to any Loan Party (other than any Specified Loan Party) and (3) the Agents’ and the Lenders' rights (in their capacities as Agents and Lenders) in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected in any material respect by such dissolution; and

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(ii)         Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

(d)          Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(m); provided, that the Loan Parties may engage in Permitted Business.

(e)          Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f)          Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g)          [reserved]

(h)          Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

(i)          Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(j)          Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, and that are disclosed in reasonable detail to the Agents prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $250,000 for any single transaction or series of related transactions, (ii) transactions between or among (A) Loan Parties, (B) Subsidiaries that are not Loan Parties and (C) any Loan Party and a Subsidiary that is not a Loan Party to the extent such transaction is on terms equal to or more favorable to such Loan Party than those that would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, in each case not prohibited under this Agreement, (iii) transactions permitted by Section 7.02(b), Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, and (v) reasonable and customary compensation for the benefit of any present and/or former director, officer and employee (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary. Notwithstanding any of the foregoing, other than Permitted Intercompany Investments, no Loan Party shall enter into any transaction with any Specified Loan Party.

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(k)          Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A)         this Agreement and the other Loan Documents;

(B)         any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)         any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)         in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E)         customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F)         customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets;

(G)         restrictions in the Governing Documents of any joint venture to the extent that the Investment in the same is a Permitted Investment;

(H)         customary restrictions in contracts that prohibit the assignment of such contract; or

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(I)         the Parent Note.

(l)          Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) the Parent Note, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Equity Interests of such Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (v) customary provisions in leases, subleases, licenses, sublicenses, licensing agreements and other contracts entered into in the ordinary course of business restricting the assignment or sublet thereof, (vi) restrictions in the Governing Documents of any joint venture to the extent that the Investment in the same is a Permitted Investment, and (vii) restrictions arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit issued by any Governmental Authority.

(m)          Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)          Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' (A) Material Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Material Indebtedness (but expressly excluding the Obligations and any Indebtedness described in clauses (c) and (l) of the definition of Permitted Indebtedness) if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any cash payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate or fees applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to (1) the Lenders (in their capacities as such) or (2) the issuer of such Indebtedness in any material respect (it being understood that the foregoing shall not restrict the ability of the Parent or any of its Subsidiaries to enter into any amendment, modification or change that results or permits the purchase, redemption, conversion or exchange of such Indebtedness for Qualified Equity Interests of the Parent) and (B) in the case of any Subordinated Indebtedness, to the extent not permitted under the subordination terms applicable to such Subordinated Indebtedness;

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(ii)         except for (I) the Obligations, (II) Permitted Intercompany Investments (to the extent permitted by the Intercompany Subordination Agreement), and (III) termination of any Indebtedness described in clauses (c) and (l) of the definition of Permitted Indebtedness (to the extent and in respect of assets no longer used or useful in the business of any Loan Party), (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (other than Parent Indebtedness) (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of the Parent Indebtedness during any Standstill Period (as defined in the Parent Note Intercreditor Agreement) or otherwise in violation of the Parent Note Intercreditor Agreement; provided, that notwithstanding any of the foregoing, the Parent and its Subsidiaries may (x) make any payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness solely with the proceeds of an Equity Issuance or Permitted Refinancing Indebtedness of such Indebtedness so long as (1) no Default or Event of Default has occurred and is continuing or would result therefrom, (2) the Borrowers have Availability of not less than $5,000,000 after giving effect to such event; and (3) the Agents shall have received a certificate from an Authorized Officer of the Parent as to the matters set forth in clauses (1) and (2) above and (y) exchange any of its or its Subsidiaries' Indebtedness for any Qualified Equity Interests of the Parent so long as no Specified Event of Default has occurred and is continuing or would result therefrom.

(iii)        amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders' agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); provided further, that it is agreed and understood that amendments, modifications, or other changes to the Governing Documents of the Parent made in connection with the Equity Documents, the Parent Notes and other transactions contemplated to occur on the Effective Date are expressly permitted hereunder; or

(iv)        agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be materially adverse to the Secured Parties (taken as a whole and acting in such capacities).

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(n)          Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

(o)          ERISA. (i) Cause or fail to prevent, or permit any of its ERISA Affiliates to cause or fail to prevent, an ERISA Event that could reasonably be expected to result in a material liability to any Loan Party or any of its ERISA Affiliates, or (ii) except as could not reasonably be expected to result in a material liability to any Loan Party or any of its ERISA Affiliates, adopt, or permit any of its ERISA Affiliates to adopt, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides medical, dental, death or vision benefits to employees after termination of employment other than (A) as required by Section 601 of ERISA or other Requirements of Law and (B) coverage through the end of the month of termination of employment.

(p)          Canadian Pension Plans.

(i)          Assume or incur any liability in respect of any Specified Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Specified Canadian Pension Plan; or

(ii)         contribute to or assume any obligation to contribute to any Canadian Union Plan.

(q)          Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned, leased or operated by it or any of its Subsidiaries, other than in compliance with Environmental Laws in all material respects.

(r)          Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP) or, in relation to the financial statements of a Foreign Subsidiary individually (and not on a consolidated basis) applicable accounting principles in the jurisdiction of formation of such Foreign Subsidiary.

(s)          Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i)          Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(ii)         Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

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(t)          Compromise of Accounts. Make any agreement with any Account Debtor for any extension of time for the payment in excess of $100,000 of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except for volume discounts, discount or allowance for prompt or early payment allowed by a Borrower and such other discounts, compromises, settlements and other modifications to accounts in the ordinary course of its business, as previously disclosed and consented to by Administrative Agent in writing or consistent with historical practices of the Parent.

(u)          Foreign Exchange Availability. Fail to maintain in full force and effect and comply with the terms of all Requirements of Law required to enable it to pay solely and exclusively in Dollars all amounts which a Loan Party is or may be required to pay under the Loan Documents.

(v)         Pari Passu. Fail to take all actions necessary to cause all Obligations to rank at all times at least pari passu in priority in right of payment and in all other respects with all other of unsecured and unsubordinated Indebtedness for borrowed money of any Loan Party.

Section 7.03         Financial Covenant. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)          Liquidity. Fail to have Availability at any time of at least $2,000,000.

The parties hereby agree that each reference to "Loan Parties" in Article VII shall exclude the Specified Loan Parties; provided, that, for the avoidance of doubt, the Specified Loan Parties shall be included as Subsidiaries of Loan Parties.

Article VIII

CASH MANAGEMENT ARRANGEMENTS
AND OTHER COLLATERAL MATTERS

Section 8.01         Cash Management Arrangements. (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a "Cash Management Bank") and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party) into a Cash Management Account.

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(b)          On or prior to the Effective Date, the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account. The Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts); provided, that, notwithstanding anything to the contrary contained herein or in any other Loan Document, the Control Agreements with respect to any account of the Loan Parties maintained at a certain financial institution, as mutually agreed in writing by the Collateral Agent and the Borrowers on the Effective Date, may terminate so long as the Cash Management Reserve is in effect prior to such termination.

(c)          Upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Collateral Agent's direction be wired each Business Day into the Administrative Agent's Account, except that solely with respect to certain operating accounts of the Loan Parties, as mutually agreed in writing by the Collateral Agent and the Borrowers on the Effective Date, so long as no Event of Default has occurred and is continuing, the Collateral Agent will not direct the depositary bank of the Operating Accounts to transfer funds in such account to the Administrative Agent's Account.

(d)          So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days (or such later date as is acceptable to the Collateral Agent in its sole discretion) of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent's reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent's liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent's reasonable judgment.

(e)          The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Loan Parties are hereby deemed to have granted a Lien to Collateral Agent for the benefit of the Secured Parties. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Loan Party from any of its Account Debtors, as proceeds from Accounts of such Loan Party or as proceeds of any other Collateral shall be held by such Loan Party in trust for the Secured Parties and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into the Cash Management Accounts. Each Loan Party shall not commingle such collections with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

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(f)          After the occurrence and during the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and the Collateral Agent or its designee shall have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto.

(g)          Each Loan Party hereby appoints each Agent or its designee on behalf of such Agent as the Loan Parties' attorney-in-fact with power exercisable after the occurrence and during the continuance of an Event of Default to; endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors with respect to Accounts, assignments and verifications of Accounts and notices to Account Debtors with respect to Accounts, to send verification of Accounts, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as such Agent or its designee may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee after the occurrence and during the continuance of an Event of Default are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, or for any error of judgment or mistake of fact or law, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full in cash and all of the Loan Documents are terminated. Notwithstanding anything to the contrary set forth in this Section 8.01(g), each Loan Party hereby acknowledges and agrees that each Agent may take such actions to verify the existence and status of Accounts of any Loan Party.

(h)          Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom. The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

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(i)          Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

Article IX

EVENTS OF DEFAULT

Section 9.01         Events of Default. Each of the following events shall constitute an event of default (each, an "Event of Default"):

(a)          any Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan or any Collateral Agent Advance or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and, in each case, such failure continues for a period of 3 days or (ii) all or any portion of the principal of the Loans;

(b)          any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or "Material Adverse Effect" in the text thereof) when made or deemed made;

(c)          (i) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 5.03, Section 7.01(a)(vi), Section 7.01(b), Section 7.01(c), Section 7.01(d), Section 7.01(h), Section 7.01(k), Section 7.01(m), Section 7.01(o), Section 7.01(p), Section 7.01(q), Section 7.02 or Section 7.03 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Document to which it is a party or any Mortgage to which it is a party or (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a) (excluding Section 7.01(a)(vi)), and such failure, if capable of being remedied, shall remain unremedied for 5 Business Days;

(d)          any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 10 Business Days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e)          the Parent or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of any Material Indebtedness, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness, or any other default under any agreement or instrument relating to any such Material Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

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(f)          the Parent or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law (including any Debtor Relief Law) relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, receiver/manager, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f); provided, that the dissolution of the Specified Loan Parties in accordance with Section 7.02(c)(i) shall not constitute an Event of Default under this clause (f);

(g)          any case or proceeding shall be instituted against the Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, receiver/manager, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, interim receiver, receiver/manager, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)          any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof or solely as the result of an action or failure to act on the part of the Agents based upon receipt of timely and accurate information from the Loan Parties) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)          any Security Document, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason (except to the extent permitted by the terms hereof or thereof or as a result of the failure of any Agent to maintain possession of certificates actually delivered to it representing certificated securities or to file UCC continuation statements delivered to it (or any equivalent failures under applicable Requirements of Law that occur after the Loan Parties have timely delivered appropriate documentation to the Collateral Agent)) fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

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(j)           one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $500,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 15 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k)          the Parent or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 days;

(l)          any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(m)         the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n)          the indictment of the Parent or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against the Parent or any of its Subsidiaries by any Governmental Authority, pursuant to which statute or proceedings the penalties or remedies sought or available under applicable Requirements of Law include forfeiture to any Governmental Authority of any material portion of the Collateral;

(o)          (i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in, liability of any Loan Party or any of its ERISA Affiliates in excess of $500,000, or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property or rights to property of any Loan Party or any of its ERISA Affiliates;

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(p)          there shall occur a Canadian Pension Event with respect to a Specified Canadian Pension Plan or Canadian Union Plan which has resulted or would reasonably be expected to result in liability of any Loan Party to the Canadian Pension Plan or Canadian Union Plan in an aggregate amount in excess of $500,000 or which would reasonably likely result in a Material Adverse Effect;

(q)          a Change of Control shall have occurred; or

(r)          an event or development (including, without limitation, any Change in Law relating to commercial activities involving Vaping or the sale or distribution of Cannabis, Hemp, or Marijuana or any consumer goods products containing or used to smoke Cannabis, Hemp, or Marijuana, such as Vape Devices) occurs which could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

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Article X

AGENTS

Section 10.01         Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 10.02         Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

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(b)          Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Article X to the extent provided by the applicable Agent.

Section 10.03         Rights, Exculpation, Etc. The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

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Section 10.04         Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05         Indemnification. To the extent that any Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent and such Related Parties for and indemnify such Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent's or such Related Party's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

Section 10.06         Agents Individually. With respect to its Pro Rata Share of the Total Revolving Credit Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

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Section 10.07         Successor Agent. (a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent in consultation with the Administrative Borrower. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)          With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor's Agent's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08         Collateral Matters.

(a)          The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Revolving Loans that are Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

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(b)          The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Revolving Credit Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

(c)          Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d)          Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

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(e)          The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 10.09         Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10         No Reliance on any Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced ("CIP Regulations"), or any other Anti-Terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

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Section 10.11         No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12         No Fiduciary Relationship. It is understood and agreed that the use of the term "agent" herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13         Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)          is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a "Report") prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b)          expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)          expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent's and its Subsidiaries' books and records, as well as on representations of their personnel,

(d)          agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.20, and

(e)          without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys' fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

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Section 10.14         Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

Section 10.15         Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

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Article XI

GUARANTY

Section 11.01         Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including reasonable and documented out-of-pocket counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02         Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)          any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)          any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

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(d)          the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e)          any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)          any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than a defense of payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations)).

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03         Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than a defense of payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations)). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04         Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

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Section 11.05         Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 11.06         Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. "Fair Share Contribution Amount" means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

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Article XII

MISCELLANEOUS

Section 12.01         Notices, Etc.

(a)          Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

KushCo Holdings, Inc.
6261 Katella Ave.
Suite 250
Cypress, CA 90630
Attention: Arun Kurichety
Telephone: 714-462-4603
Telecopier: 714-462-4603

with a copy to:

Reed Smith LLP
599 Lexington Avenue
22nd Floor
New York, NY 10022
Attention: Aron S. Izower
Telephone: 212-549-0393
Telecopier: 212-521-5450

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and:

Reed Smith LLP

101 Second Street, Suite 1800

San Francisco, CA 94105-3659

Attention: Marc D. Hauser

Telephone: 415-659-4814

Telecopier: 415-391-8269

if to the Administrative Agent or Collateral Agent, to it at the following address:

Monroe Capital LLC
311 S. Wacker Drive, 64th floor
Chicago, IL 60606
Attention: Mike Meyer
Telephone: 312-523-2393

in each case, with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Ji Hye You
Telephone: 212-756-2000
Telecopier: 212-593-5955

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b)          Electronic Communications.

(i)          Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

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(ii)         Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 12.02         Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i)          increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;

(ii)         change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iii)        amend the definition of "Required Lenders" or "Pro Rata Share" without the written consent of each Lender;

(iv)        release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender;

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(v)         amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender; or

(vi)        amend the definition of "Book Value", "Borrowing Base", "Eligible Accounts", "Eligible Inventory", or "Net Amount of Eligible Accounts", in each case, without the written consent of each Lender.

(b)          Notwithstanding anything to the contrary in Section 12.02(a):

(i)          no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii)         any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, any equity holder of the Parent or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby;

(iii)        any Control Agreement, Guaranty, Mortgage, Security Document, collateral access agreement, landlord waiver or other agreement or document purporting to create or perfect a security interest in any of the Collateral may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Party without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Requirements of Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect or (C) to cause such Security Document to be consistent with this Agreement and the other Loan Documents, and if the Collateral Agent and the Administrative Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Security Document), then the Collateral Agent and the Administrative Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof; and

(iv)        no consent of any Loan Party shall be required to change any order of priority set forth in Section 2.05(d) and Section 4.03;

(v)         the Administrative Agent and the Administrative Borrower may enter into an amendment to this Agreement pursuant to Section 2.07(g) to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable; and

(vi)        no Defaulting Lender or Affiliate thereof that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Revolving Credit Commitments of all other Lenders in the aggregate (other than such Defaulting Lender or Affiliate).

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(c)          If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender (the "Holdout Lender") fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.

Section 12.03         No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

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Section 12.04         Expenses; Taxes; Attorneys' Fees. The Borrowers will pay, on demand, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (f) and (j) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable documented out-of-pocket fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (f) and (j) through (m) below, each Lender (but, in any event, limited to (i) one primary counsel for the Agents and the Lenders taken as a whole, (ii) one counsel for the Agents and the Lenders taken as a whole in each relevant jurisdiction and/or area of law, (iii) solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction and/or area of law to each group of affected Agents or Lenders similarly situated, taken as a whole and (iv) one primary counsel to the Administrative Agent (if other than Monroe))), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents' or any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (k) any Environmental Lien, (l) the rating of the Loans by one or more rating agencies in connection with any Lender's Securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document beyond any grace or cure period applicable thereto, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. This Section 12.04 shall not apply to Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

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Section 12.05         Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07         Assignments and Participations.

(a)          This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

(b)          Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment and the Revolving Loans made by it with the written consent of each Agent and the Administrative Borrower; provided, however, that (i) no written consent of any Agent or the Administrative Borrower shall be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender and (ii) the written consent of the Administrative Borrower (A) shall not be unreasonably withheld, conditioned or delayed, (B) shall not be required in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender, (C) shall not be required upon the occurrence and during the continuance of an Event of Default and (D) shall be deemed given if the Administrative Borrower fails to respond within 5 Business Days of the date on which the Administrative Borrower shall have received a request from the applicable Lender.

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(c)          Assignments shall be subject to the following additional conditions:

(i)          Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof);

(ii)         The parties to each such assignment shall execute and deliver to the Collateral Agent (and the Administrative Agent, if applicable), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender); and

(iii)        No such assignment shall be made to (A) any Loan Party, any equity holder of the Parent or any of their respective Affiliates, (B) any Disqualified Institution so long as no Specified Event of Default has occurred and is continuing, (C) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C), or (D) any natural Person.

(d)          Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e)          By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

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(f)          The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(g)          Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Collateral Agent pursuant to Section 12.07(b) (which consent of the applicable Agent must be evidenced by such Agent's execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h)          A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).

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(i)          If any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name and address of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(j)          Any non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d).

(k)          Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document); and (iv) no Person shall sell a participation interest to any Person that is a Disqualified Institution so long as no Specified Event of Default has occurred and is continuing. The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided, that such participant is not entitled to receive more than what Lenders could claim pursuant to Sections 2.09 and 2.10, except to the extent such person is entitled to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

(l)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to, or other indebtedness issued by, such Lender pursuant to a securitization transaction (including any structured warehouse credit facility, collateralized loan obligation transaction or similar facility or transaction, and including any further securitization of the indebtedness or equity issued under such a transaction) (a "Securitization"); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect a Securitization, including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or any Securitization.

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Section 12.08         Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09         Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10         Consent to Jurisdiction; Service of Process and Venue.

(a)          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY (OR, IN THE CASE OF ANY LOAN PARTY, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN Section 12.01), SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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(b)          Each Loan Party irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.

(c)          Each Foreign Loan Party hereby irrevocably appoints C T Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive on behalf of each Foreign Loan Party service of the summons and complaint and any other process which may be served in any action or proceeding described above. Such service may be made by mailing or delivering a copy of such process to each Foreign Loan Party, in care of the Process Agent at the address specified above for such Process Agent, and such Foreign Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Foreign Loan Party covenants and agrees that, for so long as it shall be bound under this Agreement or any other Loan Document, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for the purposes of any legal action, suit or proceeding brought by any party in respect of this Agreement or such other Loan Document and shall keep the Agents advised of the identity and location of such agent. If for any reason there is no authorized agent for service of process in New York, each Foreign Loan Party irrevocably consents to the service of process out of the said courts by mailing copies thereof by registered United States air mail postage prepaid to it at its address specified in Section 12.01. Nothing in this Section 12.10 shall affect the right of any Secured Party to (i) commence legal proceedings or otherwise sue any Foreign Loan Party in the country in which it is domiciled or in any other court having jurisdiction over such Foreign Loan Party or (ii) serve process upon any Foreign Loan Party in any manner authorized by the laws of any such jurisdiction.

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Section 12.11         Waiver of Jury Trial, Etc. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO ENTERING INTO THIS AGREEMENT.

Section 12.12         Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13         No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14         Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

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Section 12.15         Indemnification; Limitation of Liability for Certain Damages.

(a)          In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable documented out-of-pocket attorneys' fees, costs and expenses) incurred by such Indemnitees (but, in any event, limited to (w) one primary counsel for the Indemnitees taken as a whole, (x) one counsel for the Indemnitees taken as a whole in each relevant jurisdiction and/or area of law, (y) solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction and/or area of law to each group of affected Indemnitees similarly situated, taken as a whole and (z) one primary counsel to the Administrative Agent (if other than Monroe)), incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrowers' use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Loan Account and Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (v) any direct or indirect violation of any laws, rules or regulations relating in any way to Cannabis, Hemp, Marijuana, Vape Devices, or Vaping, including but not limited to any civil or financial liability for claims such as conspiracy, aiding and abetting, violation of the Racketeer Influenced and Corrupt Organizations Act or the Money Laundering Control Act of 1986 in respect thereof, or (vi) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter (x) caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction or (y) consisting of any dispute solely among the Indemnitees (other than any claims against an Indemnitee in its capacity as an Agent) and not arising out of any act or omission of the Parent or any of its Affiliates. This Section 12.15 shall not apply to Taxes (other than Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim).

(b)          The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)          Neither a Loan Party nor an Indemnitee shall assert, and each Loan Party and each Indemnitee hereby waives, any claim against the other such party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party and each Indemnitee hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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(d)          The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.16         Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17         Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.18         Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement) or would result in the receipt by any Agent or any Lender of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the Criminal Code (Canada), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

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For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19         Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency"), into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Second Currency on the date two Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in any Second Currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased, or that could have been so purchased, is less than the amount originally due in the Original Currency after any premium and costs of exchange payable in connection with such purchase, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss.

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Section 12.20         Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below (it being understood that the Persons to whom such disclosure is made either will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.20 or is subject to other customary confidentiality obligations); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant that is a permitted assignee or participant as of the time of disclosure) or any party to a Securitization, so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 12.20); (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to any other Person if such information is general portfolio information that does not identity the Loan Parties, or (ix) with the consent of the Administrative Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

Section 12.21         Public Disclosure. Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.22         Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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Section 12.23         USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 12.24         Keepwell. Each Loan Party, if it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 12.24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.24, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 12.24 shall remain in full force and effect until Payment In Full (or written release and discharge) of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 12.24 constitute, and this Section 12.24 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 12.25         Judgment Currency. This is an international financial transaction in which the specification of a currency and payment in New York is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Administrative Agent's Account in New York in immediately available funds. To the fullest extent permitted by applicable law, the obligations of each Loan Party to the Secured Parties under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in a place other than to the Administrative Agent's Account in New York to the extent that the amount so paid after conversion under this Agreement and transfer to New York does not yield the amount of Dollars in New York due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), to the fullest extent permitted by applicable law, the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Secured Parties hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent receives any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Secured Parties in Dollars, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Secured Parties in Dollars, the Secured Parties agrees to remit to the Loan Parties such excess.

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Section 12.26         Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 12.26 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act.

Section 12.27         English Language. This Agreement and each other Loan Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Loan Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

KUSHCO HOLDINGS, INC.

By:	/s/ Christopher Tedford
Name:	Christopher Tedford
Title:	Chief Financial Officer

KIM INTERNATIONAL CORPORATION

By:	/s/ Christopher Tedford
Name:	Christopher Tedford
Title:	Chief Financial Officer

KBCMP, INC.

By:	/s/ Nicholas Kovacevich
Name:	Nicholas Kovacevich
Title:	Secretary

CMP WELLNESS, LLC

By:	/s/ Nicholas Kovacevich
Name:	Nicholas Kovacevich
Title:	Secretary

KUSH ENERGY, LLC

By:	/s/ Christopher Tedford
Name:	Christopher Tedford
Title:	Chief Financial Officer

ZACK DARLING CREATIVE ASSOCIATES, LLC

By:	/s/ Zack Darling
Name:	Zack Darling
Title:	Manager

THE HYBRID CREATIVE, LLC

By:	/s/ Zack Darling
Name:	Zack Darling
Title:	Manager

[Signature Page to Financing Agreement]

KCH DISTRIBUTION INC.

By:	/s/ Christopher Tedford
Name:	Christopher Tedford
Title:	Chief Financial Officer

KUSH SUPPLY CO. LLC

By:	/s/ Christopher Tedford
Name:	Christopher Tedford
Title:	Chief Financial Officer

CELERITAS INDUSTRIES, LLC

By:	/s/ Christopher Tedford
Name:	Christopher Tedford
Title:	Chief Financial Officer

KOLETO INNOVATIONS LLC

By:	/s/ Christopher Tedford
Name:	Christopher Tedford
Title:	Chief Financial Officer

BETAPORT, LLC

By:	/s/ Christopher Tedford
Name:	Christopher Tedford
Title:	Chief Financial Officer

[Signature Page to Financing Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

MONROE CAPITAL MANAGEMENT ADVISORS, LLC

By:	/s/ Mike Meyer
	Name:	Mike Meyer
	Title:	Director

[Signature Page to Financing Agreement]

LENDERS:

By:	/s/ Mike Meyer
	Name:	Mike Meyer
	Title:	Director

[Signature Page to Financing Agreement]

Schedule 1.01(A)

Lenders and Lenders' Commitments

[****]

Schedule 1.01(B)

Facilities

None.

Schedule 6.01(e)

Capitalization; Subsidiaries

Equity Interests

Entity Name	Jurisdiction of Organization	Authorized Interests	Outstanding Interests
KushCo Holdings, Inc.	Nevada	265,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.	88,840,127 shares of common stock, no shares of preferred stock, options to purchase 13,658,000 shares of common stock and warrants to purchase 6,988,000 shares of common stock.
Kush Energy, LLC	Colorado	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
Kush Supply Co. LLC	Nevada	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
Celeritas Industries, LLC	Nevada	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
Zack Darling Creative Associates, LLC	California	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
The Hybrid Creative LLC	California	Membership interests	100% of membership interests held by Zack Darling Creative Associates, LLC
Koleto Innovations LLC	Nevada	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
KIM International Corporation	California	10,000,000 shares of a single class of stock, no par value specified	10,000 shares of stock (all held by KushCo Holdings, Inc.)
KBCMP, Inc.	Delaware	100 shares of common stock $0.01 par value	100 shares of common stock (all held by KushCo Holdings, Inc.)
CMP Wellness, LLC	California	Membership interests	100% of membership interests held by KBCMP, Inc.
Betaport, LLC	Delaware	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
KCH Distribution Inc.	British Columbia (Extra Provincial Registration in Ontario)	1 common share	1 share of common stock (all held by KushCo Holdings, Inc.).

Preemptive Rights

Pursuant to the Securities Purchase Agreement (the “HB Agreement”) between KushCo Holdings, Inc. (“Company”) and HB Sub Fund II LLC (“HB”), dated as of April 29, 2019, HB is entitled to participation rights for certain issuances of debt and equity by Company, as further described therein.

Separately and additionally, pursuant to the Senior Note issued to HB on April 30, 2019 pursuant to the HB Agreement (the “HB Note”), HB has the right to receive warrants resulting from the issuance of warrants by the Company in connection with certain debt financings, as further described therein.

Pursuant to the “Purchase Rights” set forth in Section 4(a) of that certain Warrant issued to HB as of the date hereof, HB is entitled to receive, on an as-converted basis, options, convertible securities, and rights to purchase stock, warrants, securities or other property that are otherwise issued to the record holders of any class of common stock of Company on a pro rata basis.

Pursuant to the “Purchase Rights” set forth in Section 4(a) of those certain Warrants to Purchase Common Stock dated as of the date hereof and issued by Company to certain affiliates of Monroe Capital Management Advisors, LLC (the “Monroe Warrants”), the holder thereof is entitled to receive, on an as-converted basis, options, convertible securities, and rights to purchase stock, warrants, securities or other property that are otherwise issued to the record holders of any class of common stock of Company on a pro rata basis.

Convertible or Exchangeable Securities

1.	Outstanding options to purchase 13,658,000 shares of common stock of KushCo Holdings, Inc.
2.	Outstanding warrants (excluding the Warrants and warrants issuable to HB concurrently with the Warrants) to purchase 6,988,000 shares of common stock of KushCo Holdings, Inc.

Schedule 6.01(f)

Litigation

(i)	None.

(ii)	None.

Schedule 6.01(i)

ERISA

None.

Schedule 6.01(m)

Nature of Business

[****]

Schedule 6.01(q)

Employee and Labor Matters

(i)

None

(ii)

None

(iii)

None

(iv)

None

(v)

None

(vi)

None

Schedule 6.01(r)

Environmental Matters

None.

Schedule 6.01(s)

Insurance

[****]

Schedule 6.01(v)

Intellectual Property

Intellectual Property Contracts

[****]

Copyrights

1.	Registered Copyrights

None.

2.	Copyright Applications

None.

3.	Copyright Licenses

None.

Patents

1.	Registered Patents

Title	Owner of Record	Country	UZ Ref	Status	Filing Date	Appl. No.	Reg. Date	Reg. No.
CHILD-RESISTANT CONTAINER	KushCo Holdings, Inc.	United States	103118.0008US1	Issued	6/5/2018	16/000,848	3/26/2019	10239674
UNITARY CHILD-RESISTANT CONTAINERS CONFIGURED FOR ATTACHMENT TO IDENTIFIER CAP, AND IDENTIFIER CAP	KushCo Holdings, Inc.	United States	103118.0013US	Issued	12/11/2014	14/567,272	7/4/2017	9694955
CONTAINER	KushCo Holdings, Inc.	European Union	103118.0015EUd	Issued	2/21/2019	6263752	2/21/2019	6263752

2.	Patent Applications

Title	Owner of Record	Country	UZ Ref	Status	Filing Date	Appl. No.	Reg. Date	Reg. No.
CHILD-RESISTANT CONTAINER	KushCo Holdings, Inc.	WIPO	103118.0007PCT	Pending	11/12/2018	PCT/US18/60273	N/A	N/A
CHILD-RESISTANT CONTAINER	KushCo Holdings, Inc.	United States	103118.0007US1	Pending	6/4/2018	15/997,118	N/A	N/A
CHILD-RESISTANT CONTAINER	KushCo Holdings, Inc.	WIPO	103118.0008PCT	Pending	11/5992/2018	PCT/US18/60272	N/A	N/A
CHILD-RESISTANT CONTAINER WITH NON-CYLINDRICAL SHAPE	KushCo Holdings, Inc.	United States	103118.0009US1	Pending	3/5/2019	16/293,537	N/A	N/A
CONTAINER	KushCo Holdings, Inc.	Canada	103118.0015CAd	Pending	2/6/2019	186013	N/A	N/A
CONTAINER	KushCo Holdings, Inc.	United States	103118.0015DES1	Pending	8/23/2018	29/660,938	N/A	N/A
CONTAINER	KushCo Holdings, Inc.	Canada	103118.0016CAd	Pending	2/6/2019	186014	N/A	N/A
CONTAINER	KushCo Holdings, Inc.	China	103118.0016CNd	Pending	2/22/2019	2.0193E+11	N/A	N/A
CONTAINER	KushCo Holdings, Inc.	United States	103118.0016DES1	Pending	8/23/2018	29/660,944	N/A	N/A
CHILD-RESISTANT CONTAINERS HAVING A ROTATABLE INNER PIECE	Koleto Innovations LLC	United States	103118.0017PRO	Pending	2/4/2019	62/800,992	N/A	N/A
CHILD-RESISTANT CLOSURE WITH MAGNIFIER FOR CONTAINERS	Koleto Innovations LLC	United States	103118.0018PRO	Pending	2/6/2019	62/801,974	N/A	N/A
CHILD-RESISTANT PACKAGING	Koleto Innovations LLC	United States	103118.0019PRO	Pending	12/7/2018	62/776,879	N/A	N/A
CHILD-RESISTANT PACKAGING	Koleto Innovations LLC	United States	103118.0020PRO	Pending	12/7/2018	62/776,881	N/A	N/A
CHILD-RESISTANT CONTAINERS HAVING A SPRING-LOADED LIP	Koleto Innovations LLC	United States	103118.0021PRO	Pending	3/15/2019	62/819,169	N/A	N/A

Title	Owner of Record	Country	UZ Ref	Status	Filing Date	Appl. No.	Reg. Date	Reg. No.
CHILD-RESISTANT CONTAINERS HAVING EMBEDDED COMPRESSION REGION	Koleto Innovations LLC	United States	103118.0022PRO	Pending	3/15/2019	62/819,283	N/A	N/A
CHILD-RESISTANT CONTAINER	KushCo Holdings, Inc.	United States	103118.0034DES	Pending	2/8/2019	29/679,773	N/A	N/A
CONTAINER	Koleto Innovations LLC	United States	103118.0035DES	Pending	4/29/2019	29/689,315	N/A	N/A
A Container	Koleto Innovations, LLC	United States	103118.0036DES	Pending	6/24/2019	29/695,947	N/A	N/A
DISPENSER	Koleto Innovations LLC	United States	103118.0046PRO	Pending	6/19/2019	62/863,425	N/A	N/A
CHILD-RESISTANT BEVERAGE CAP	Koleto Innovations LLC	United States	103118.0047PRO	Pending	6/19/2019	62/863,434	N/A	N/A
CHILD-RESISTANT BEVERAGE CAP	Koleto Innovations LLC	United States	103118.0047PRO2	Pending	6/19/2019	62/863,616	N/A	N/A
SPILL-PROOF CONTAINERS	Koleto Innovations LLC	United States	103118.0048PRO	Pending	6/19/2019	62/863,607	N/A	N/A
Child-Resistant Containers Having Embedded Compression Region	KushCo Holdings, Inc.	Canada	103118.0022CA1	Pending	7/25/2019		N/A	N/A
Child-Resistant Containers Having Embedded Compression Region	KushCo Holdings, Inc.	United States	103118.0022US1	Pending	7/19/2019	16/517,376	N/A	N/A
BOTTLE	KushCo Holdings, Inc.	United States	103118.0049DES1	Pending	7/10/2019	29/697,628	N/A	N/A

3.	Patents Licenses

None.

TRADEMARKS

1.	Registered Trademarks

Title	Owner of Record	Country	UZ Ref	Status	Filing Date	Appl. No.	Reg. Date	Reg. No.
	KIM International Corporation	United States	103118.0003US	Issued	2/13/2016	86907248	4/4/2017	5177856
KUSH BOTTLES	KIM International Corporation	United States	103118.0004US	Issued	3/10/2014	86216608	11/24/2015	4860381
KUSH BOTTLES	KIM International Corporation	United States	103118.0005US	Issued	3/10/2014	86216615	2/3/2015	4683017

2.	Pending Trademark Applications

Title	Owner of Record	Country	UZ Ref	Status	Filing Date	Appl. No.	Reg. Date	Reg. No.
KUSH SUPPLY CO (classes 16, 21, 25)	KIM International Corporation	European Union	103118.0025EU	Pending	4/30/2019	18057772	N/A	N/A
KUSH SUPPLY CO (classes 16, 21, 25)	KIM International Corporation	United Kingdom	103118.0025GB	Pending	4/30/2019	UK00003395938	N/A	N/A
TIGRIS	KushCo Holdings, Inc.	United States	N/A	Pending	1/15/2019	88262659	N/A	N/A
	KushCo Holdings, Inc.	United States	N/A	Pending	12/4/2018	88216642	N/A	N/A
	KushCo Holdings, Inc.	United States	N/A	Pending	12/4/2018	88216639	N/A	N/A
SUNDAZE	KushCo Holdings, Inc.	United States	N/A	Pending	12/4/2018	88216626	N/A	N/A
	KIM International Corporation	Canada	103118.0003CA	Pending	1/15/2019	1940788	N/A	N/A
KUSH SUPPLY CO	KIM International Corporation	Canada	103118.0025CA	Pending	1/15/2019	1940792	N/A	N/A

KUSH SUPPLY CO (classes 16, 21, 25)	KIM International Corporation	China	103118.0025CN	Pending	4/30/2019	37903049 – class 16 37903048 – class 21 37903047 – class 25	N/A	N/A
KUSH SUPPLY CO (classes 16, 21, 25)	KIM International Corporation	Colombia	103118.0025CO	Pending	4/30/2019	SD2019-0035777	N/A	N/A
KUSH SUPPLY CO (classes 16, 21, 25)	KIM International Corporation	United States	103118.0025US	Pending	10/31/2018	88177016	N/A	N/A
KUSH SUPPLY CO (class 34)	KIM International Corporation	United States	103118.0026US	Pending	10/31/2018	88177019	N/A	N/A
	KIM International Corporation	Canada	103118.0027CA	Pending	1/15/2019	1940800	N/A	N/A
KUSH SUPPLY CO. EST. 2010 (logo)	KIM International Corporation	United States	103118.0027US	Pending	10/31/2018	88177020	N/A	N/A
KUSH SUPPLY CO. EST. 2010 + design	KIM International Corporation	United States	103118.0028US	Pending	10/31/2018	88177021	N/A	N/A
	KIM International Corporation	Canada	103118.0029CA	Pending	1/15/2019	1940816	N/A	N/A
POWERED BY KUSH ENERGY QUALITY SOLVENTS SAFETY	KIM International Corporation	United States	103118.0029US	Pending	12/4/2018	88216121	N/A	N/A
KUSH ENERGY	KIM International Corporation	Canada	103118.0030CA	Pending	1/15/2019	1940810	N/A	N/A
KUSH ENERGY	KIM International Corporation	United States	103118.0030US	Pending	12/4/2018	88216126	N/A	N/A
	KushCo Holdings, Inc.	Canada	103118.0031CA	Pending	6/18/2019	1971478	N/A	N/A
	KushCo Holdings, Inc.	United States	103118.0031US	Pending	12/18/2018	88234250	N/A	N/A
	KushCo Holdings, Inc.	Canada	103118.0032CA	Pending	6/18/2019	1971477	N/A	N/A

K KUSHCO HOLDINGS + design	KushCo Holdings, Inc.	United States	103118.0032US	Pending	12/18/2018	88234225	N/A	N/A
KOLETO INNOVATIONS	Koleto Innovations LLC	United States	103118.0051US	Pending	5/10/2019	88424727	N/A	N/A
KOLETO INNOVATIONS (design)	Koleto Innovations LLC	United States	103118.0052US	Pending	6/5/2019	88460772	N/A	N/A
	Koleto Innovations LLC	United States	103118.0053US	Pending	6/5/2019	88460790	N/A	N/A
SURA MIO	Koleto Innovations LLC	United States	103118.0057US	Pending	8/9/2019	88573140	N/A	N/A
	Koleto Innovations LLC	United States	103118.0058US	Pending	8/9/2019	88573161	N/A	N/A
KUSH VERIFY	Koleto Innovations LLC	United States	103118.0059US	Pending	8/9/2019	88573169	N/A	N/A

3.	Unregistered Trademarks

KIM International Corporation uses the K logo in the European Union (including the United Kingdom) and China. In addition, there may be some common law equivalent rights held by KIM International Corporation for the use of the K logo in the United Kingdom.

4.	Trademark Licenses

See “Intellectual Property Contracts” above.

D.	OTHER INTELLECTUAL PROPERTY

None.

E.	TRADENAMES

Company	Trade Names, Business Names
KushCo Holdings, Inc.	KushCo Holdings, Inc.
Kush Energy, LLC	Kush Energy, LLC
Kush Supply Co. LLC	Kush Supply Co. LLC; d/b/a Kush Bottles (Nevada)
Celeritas Industries, LLC	Celeritas Industries, LLC
Zack Darling Creative Associates, LLC	Zack Darling Creative Associates, LLC
The Hybrid Creative LLC	The Hybrid Creative LLC
Koleto Innovations LLC	Koleto Innovations LLC
KIM International Corporation	KIM International Corporation; KIM International 1 Corporation
KBCMP, Inc.	KBCMP, Inc.
CMP Wellness, LLC	CMP Wellness, LLC
Betaport, LLC	Betaport, LLC
KCH Distribution Inc.	Kush Supply Co. Canada

Schedule 6.01(w)

Material Contracts

None.

Schedule 6.01(cc)

Credit Card Agreements

[****]

Schedule 7.01(a)

Existing Liens

None.

Schedule 7.02(b)

Existing Indebtedness

None.

Schedule 7.02(e)

Existing Investments

[****]

Schedule 7.02(k)

Limitations on Dividends and Other Payment Restrictions

None.

Schedule 8.01

Cash Management Accounts

[****]